                                 Exhibit 10.2

                   ASSET PURCHASE AND CONTRIBUTION AGREEMENT

                         dated as of November 24, 1993

                                     among

                              COMCAST CORPORATION
          COMCAST SOUND COMMUNICATIONS, INC. (a Delaware corporation)
         COMCAST SOUND COMMUNICATIONS, INC. (a California corporation)
          COMCAST SOUND COMMUNICATIONS, INC. (a Colorado corporation)
        COMCAST SOUND COMMUNICATIONS, INC. (a Connecticut corporation)
          COMCAST SOUND COMMUNICATIONS, INC. (a Florida corporation)
           COMCAST SOUND COMMUNICATIONS, INC. (a Texas corporation)
          COMCAST SOUND COMMUNICATIONS, INC. (a Michigan corporation)
          COMCAST SOUND COMMUNICATIONS, INC. (a New York corporation)
        COMCAST SOUND COMMUNICATIONS, INC. (a Pennsylvania corporation)
         COMCAST SOUND COMMUNICATIONS, INC. (an Illinois corporation)
          COMCAST SOUND COMMUNICATIONS, INC. (an Indiana corporation)
                        COMCAST SOUND MANAGEMENT, INC.
                         COMCAST SOUND COMMUNICATIONS
                      COMCAST REAL ESTATE HOLDINGS, INC.

                                      and

                           MUZAK LIMITED PARTNERSHIP

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                   ARTICLE I
PURCHASE AND SALE; CONTRIBUTION............................................   2

     1.1.  Assets..........................................................   2
     1.2.  Excluded Assets.................................................   4
     1.3.  Assumed Liabilities.............................................   5
     1.4.  Excluded Liabilities............................................   6
     1.5.  [Intentionally Omitted].........................................   7
     1.6.  Part Sale/Part Contribution; Conveyance and
           Transfer........................................................   7
     1.7.  Sales, Transfer and Related Taxes and Charges...................   7
     1.8.  Proration.......................................................   8

                                   ARTICLE II

CONSIDERATION..............................................................   8

     2.1.  Consideration...................................................   8
     2.2.  Allocation of Cash Consideration................................   9
     2.3.  Cash Consideration Adjustment...................................   9
     2.4.  Calculation of Closing Payment and Payment of
           Cash Consideration..............................................  11
     2.5.  Preparation of Estimated and Closing Date
           Balance Sheets..................................................  12

                                  ARTICLE III

CLOSING....................................................................  13

     3.1.  Closing Date....................................................  13
     3.2.  Comcast's and Transferors' Closing Deliveries...................  13
     3.3.  Buyer's Closing Deliveries......................................  15

                                   ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF
COMCAST AND THE TRANSFERORS................................................  16

     4.1.  Organization of the Transferors and Comcast.....................  16
     4.2.  Subsidiaries, Investments and Capitalization....................  16
     4.3.  Authority of the Transferors and Comcast; Non-
           Contravention...................................................  16
     4.4.  Financial Statements............................................  18
     4.5.  Absence of Changes..............................................  19
     4.6.  [Intentionally Omitted].........................................  21
     4.7.  Taxes...........................................................  21
     4.8.  Condition of Assets; Ownership of Assets;
           Business Activity...............................................  22

                                                                            Page
                                                                            ----
     4.9.  Governmental Permits............................................  22
     4.10. Real Property...................................................  23
     4.11. Real Property Leases............................................  24
     4.12. Condemnation....................................................  24
     4.13. Personal Property; Sufficiency of Assets........................  24
     4.14. Personal Property Leases........................................  25
     4.15. Intellectual Property...........................................  25
     4.16. Accounts Receivable.............................................  26
     4.17. Environmental Matters...........................................  26
     4.18. Employees and Related Agreements; ERISA.........................  27
     4.19. Contracts.......................................................  30
     4.20. [Intentionally Omitted].........................................  31
     4.21. Status of Contracts.............................................  31
     4.22. No Violation, Litigation or Regulatory Action...................  32
     4.23. Insurance.......................................................  32
     4.24. [Intentionally Omitted].........................................  32
     4.25. Transactions with Affiliates....................................  32
     4.26. [Intentionally Omitted].........................................  33
     4.27. Personnel.......................................................  33
     4.28. Customers and Suppliers.........................................  33
     4.29. [Intentionally Omitted].........................................  33
     4.30. SCA Agreements..................................................  33
     4.31. No Finder.......................................................  34

                                   ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER....................................  34

     5.1.  Organization of Buyer...........................................  34
     5.2.  Authority of Buyer; Non-Contravention...........................  34
     5.3.  Partnership Interest............................................  36
     5.4.  Financing.......................................................  36
     5.5.  Financial Statements............................................  36
     5.6.  No Finder.......................................................  36

                                   ARTICLE VI

ACTION PRIOR TO THE CLOSING DATE...........................................  37

     6.1.  Investigation by the Parties....................................  37
     6.2.  Notices.........................................................  39
     6.3.  Other Action; Consents of Third Parties;
           Governmental Approvals..........................................  39
     6.4.  Conduct of the Business Prior to the Closing....................  39
     6.5.  Antitrust Compliance, etc.......................................  41
     6.6.  SCA Lessors.....................................................  42
     6.7.  Exon-Florio.....................................................  42
     6.8.  Transferors' Disclosure.........................................  42

                                  ARTICLE VII

                                                                            Page
                                                                            ----
ADDITIONAL COVENANTS OF THE PARTIES........................................  43

     7.1.  Covenant Not to Compete.........................................  43
     7.2.  Expenses........................................................  43
     7.3.  Publicity.......................................................  43
     7.4.  [Intentionally Omitted].........................................  44
     7.5.  W-2 Matters.....................................................  44
     7.6.  Post-Closing Remittances........................................  44
     7.7.  Access to Records After Closing.................................  44
     7.8.  Cooperation in Litigation and Taxes.............................  45
     7.9.  FIRPTA..........................................................  45
     7.10. Intellectual Property Assignments...............................  46
     7.11. Confidentiality.................................................  46
     7.12. [Intentionally Omitted].........................................  46
     7.13. Further Assurances..............................................  46
     7.14. Right of Endorsement; Power of Attorney.........................  46
     7.15. Bulk Sales......................................................  47
     7.16. [Intentionally Omitted].........................................  47
     7.17. [Intentionally Omitted].........................................  47
     7.18. Amended Partnership Agreement...................................  47
     7.19. Non-Solicitation................................................  47
     7.20. [Intentionally Omitted].........................................  48
     7.21. No Contest......................................................  48
     7.22. Subordination Agreement.........................................  48
     7.23. Muzak License Agreements........................................  48
     7.24. Tradenames License..............................................  48
     7.25. Transition......................................................  49
     7.26. Employee Benefits...............................................  50
     7.27. Property Liens..................................................  50
     7.28. Discharge of Certain Encumbrances...............................  51
     7.29. Reorganization..................................................  51

                                  ARTICLE VIII

CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER...............................  52

     8.1.  No Misrepresentations or Breach of Covenants....................  52
     8.2.  No Material Adverse Change......................................  52
     8.3.  Authorizing Action..............................................  53
     8.4.  No Governmental Proceeding or Litigation........................  53
     8.5.  No Injunction...................................................  53
     8.6.  Necessary Governmental Approvals................................  53
     8.7.  Release of Encumbrances.........................................  53
     8.8.  Consents........................................................  53
     8.9.  Deliveries......................................................  53
     8.10. Financing.......................................................  54
     8.11. Certificates....................................................  54
     8.12. Opinion of Counsel..............................................  54
     8.13. Subordination Agreement.........................................  54

                                                                            Page
                                                                            ----
     8.14. Estoppel Certificates...........................................  54
     8.15. Title Insurance.................................................  54

                                   ARTICLE IX

CONDITIONS PRECEDENT TO OBLIGATIONS
  OF COMCAST AND THE TRANSFERORS...........................................  55

     9.1.  No Misrepresentation or Breach of Covenants.....................  55
     9.2.  Authorizing Action..............................................  55
     9.3.  No Governmental Proceeding or Litigation........................  55
     9.4.  No Injunction...................................................  55
     9.5.  Deliveries......................................................  55
     9.6.  Necessary Governmental Approvals................................  56
     9.7.  Certificates....................................................  56
     9.8.  Opinion of Counsel..............................................  56
     9.9.  Terms of Debt Financing.........................................  56

                                   ARTICLE X

INDEMNIFICATION............................................................  56

     10.1. Survival of Indemnification.....................................  56
     10.2. Indemnification by Comcast and the Transferors..................  57
     10.3. Indemnification by Buyer........................................  58
     10.4. Limitation on Amount of Indemnification.........................  58
     10.5. Notice of Claims................................................  59
     10.6. Third Party Claims..............................................  59
     10.7. Recovery of Certain Damages.....................................  59
     10.8. Certain Adjustments.............................................  60
     10.9. Exclusive Remedy................................................  60
     10.10 Mitigation......................................................  60


                                   ARTICLE XI

TERMINATION................................................................  60

     11.1. Termination.....................................................  60
     11.2. Effect of Termination...........................................  61

                                  ARTICLE XII

GENERAL PROVISIONS.........................................................  61

     12.1. Successors and Assigns, Parties, etc............................  61
     12.2. Entire Agreement; Amendments....................................  61
     12.3. Waivers.........................................................  62
     12.4. Notices.........................................................  62
     12.5. Partial Invalidity..............................................  63
     12.6. Execution in Counterparts.......................................  63

                                                                            Page
                                                                            ----
     12.7. Governing Law...................................................  63
     12.8. Exclusivity.....................................................  63
     12.9. Consent to Jurisdiction.........................................  63
     13.1. Definitions.....................................................  64
     13.2. Interpretation..................................................  73

                                    EXHIBITS



Exhibit A           Form of Non-Competition Agreement

Exhibit B           Form of Second Amended and Restated
                    Partnership Agreement

Exhibit C           Form of Opinion of Counsel for
                    Transferors

Exhibit D           Form of Opinion of Counsel for
                    Buyer

Exhibit E           Form of Assumption Agreement

Exhibit F           Form of Bill of Sale

Exhibit G           Form of Assignment

Exhibit H           March Balance Sheet

Exhibit I           Form of Philadelphia Sublease

          ASSET PURCHASE AND CONTRIBUTION AGREEMENT ("Agreement") dated as of November 24, 1993, among Comcast Corporation, a Pennsylvania corporation ("Comcast"), Comcast Sound Communications, Inc., a Colorado corporation, and Comcast Sound Communications, an Indiana partnership (the "Partnership"), with respect to the Assets to be contributed by such partnership to Buyer (each a "Contributing Party" and together the "Contributing Parties"), Comcast Sound Communications, Inc., a Delaware corporation, Comcast Sound Communications, Inc., a California corporation, Comcast Sound Communications, Inc., a Colorado corporation, Comcast Sound Communications, Inc., a Connecticut corporation, Comcast Sound Communications, Inc., a Florida corporation, Comcast Sound Communications, Inc., a Texas corporation, Comcast Sound Communications, Inc., a Michigan corporation, Comcast Sound Communications, Inc., a New York corporation, Comcast Sound Communications, Inc., a Pennsylvania corporation, Comcast Sound Communications, Inc., an Illinois corporation, Comcast Sound Communications, Inc., an Indiana corporation, Comcast Sound Management, Inc., a Pennsylvania corporation, Comcast Sound Communications, an Indiana partnership, with respect to the Assets to be sold by such partnership to Buyer, and Comcast Real Estate Holdings, Inc. ("CREH"), a Delaware corporation (each a "Selling Party" and collectively the "Selling Parties"; the Contributing Parties and the Selling Parties are hereinafter referred to collectively as the "Transferors" and each individually as a "Transferor"), and Muzak Limited Partnership, a Delaware limited partnership ("Buyer").

          WHEREAS, the Transferors are engaged in the business of selling, distributing, installing and maintaining subscription-based business music services, music video services, data communications services, electronic publication and information distribution services, video communications services, in-store advertising and promotion services, telephone, commercial sound and closed-circuit television equipment and related services (collectively, the "Business"), it being understood that the Business shall not include similar activities conducted by Affiliates of the Transferors but not by the Transferors; and

          WHEREAS, the Transferors desire to Transfer to Buyer, and Buyer desires to acquire from the Transferors, on a going concern basis, the non-cash assets and properties of the Transferors, and Buyer is willing to assume certain liabilities in connection therewith, all on the terms and subject to the conditions set forth herein; and

          WHEREAS, Buyer desires to purchase certain of such assets from the Selling Parties for cash and to acquire the balance of such assets from the Contributing Parties as a capital contribution to Buyer, and the Selling Parties desire to sell certain of such assets to Buyer and the Contributing Parties desire to contribute the balance of such assets to Buyer and to be admitted to Buyer as a limited partner holding a partnership interest in Buyer, all on the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, Comcast, the Transferors and Buyer hereby agree as follows:


                                   ARTICLE I

                        PURCHASE AND SALE; CONTRIBUTION
                        -------------------------------

          1.1.    ASSETS.  Upon the terms and subject to the conditions of this
                  ------
Agreement, at the Closing the Transferors shall Transfer to Buyer, and Buyer shall acquire from the Transferors, by purchase from the Selling Parties and by contribution from the Contributing Parties, on a going concern basis, free and clear of all Encumbrances (except for Permitted Encumbrances), all of the Transferors' rights, title and interest in and to all of their respective assets, properties, interests, contracts and claims of every kind and description, wherever located, owned, used or held, real, personal or mixed, tangible or intangible, with such changes, deletions or additions thereto as may occur from the date of this Agreement to the Closing and consistent with the terms and conditions of this Agreement, including but not limited to the Transferors' rights, title and interest in and to the following, but in all cases excluding any Excluded Assets ("Assets"):

          (i) all petty cash, accounts and notes receivable and other receivables;

          (ii) all raw materials, supplies, work-in-process, finished goods, goods on consignment and other inventory and materials;

          (iii) all Governmental Permits, including without limitation the Governmental Permits listed in Schedule 4.9(b);

          (iv) all real property (including all buildings, improvements and structures located thereon and all appurtenances thereto), including, without limitation, the Properties, and real property interests (including without limitation all claims and rights of every kind related to real property leases, options, contract rights, rights of way and easements), including without limitation the properties and interests identified in
     Schedule 4.11;

          (v) all machinery, equipment, vehicles, furniture, leasehold improvements and fixtures and other fixed assets and personal property, including without limitation the fixed assets and personal property listed or referred to in Schedule 4.13;

          (vi) all intellectual property rights ("Proprietary Rights"), including without limitation: (a) all United States and foreign patents and patent applications, all United States and foreign copyrights and any renewals, extensions and continuations thereof, United States, state, and foreign trade names, trademarks and service marks, applications for registrations of trademarks and service marks and trademark and service mark registrations, as well as all registered, assumed or fictitious names under which the Transferors are conducting the Business or have conducted the Business ("Intellectual Property Rights"); (b) all software ("Software"), including without limitation source and object codes, software programs and all documentation and materials relating thereto, whether patentable and/or copyrightable or not; (c) all processes, concepts, discoveries, know-how, improvements or ideas ("Inventions"), whether patentable or not; (d) all useful information relating to Inventions and/or Intellectual Property Rights ("Technical Information"), including technology, engineering drawings, reports, design information, trade secrets, practices, laboratory notebooks, specifications, test procedures and maintenance manuals; (e) all patent, trademark and/or copyright licenses and/or other licenses to use Intellectual Property Rights, and/or Software and/or Inventions and/or Technical Information of others ("Proprietary Rights Licenses"); and (f) the Proprietary Rights listed in Schedule 4.15;

          (vii)   the Business as a going concern;

          (viii) all phonograph record albums, phonograph records, compact disks, master tapes and customer tapes;

          (ix)    all recordings and tape libraries;

          (x) all claims and rights of every kind arising out of or related to contracts, agreements, understandings, arrangements or commitments of any kind, in all cases whether written or oral (collectively, the "Contracts"), including without limitation joint venture agreements, partnership agreements, leases (including real and personal property leases), and licenses that allow the Transferors to operate the Business, including without limitation all Contracts listed or described in Schedules 4.11, 4.14, 4.19(a) or 4.19(b);

          (xi) all mailing lists, customer lists, subscriber lists and processes, including related procedures, files and manuals and documentation related thereto;

          (xii) all rights, claims and causes of action against third parties arising under warranties from vendors and other third parties in connection with the Assets;

          (xiii) all books and records (including all data and other information stored on disks, tapes or other media);

          (xiv) all prepaid charges, sums and fees, and all security and similar deposits, in each case paid by or on behalf of the Transferors in connection with Contracts, Proprietary Rights, Governmental Permits and other rights Transferred to Buyer pursuant hereto;

          (xv) all letters of credit with respect to which a Transferor is a beneficiary;

          (xvi) all confidentiality agreements covering confidential information concerning the Business, and all non-compete or similar agreements restricting activities competitive with those of the Business, in favor of Comcast or the Transferors;

          (xvii)  all assets reflected on the Closing Date Balance Sheet; and

          (xviii) all other properties and assets owned or held by the Transferors, whether or not of a type falling within any of the categories of assets or properties described in Section 1.1 (i)-(xvii).

          1.2.    EXCLUDED ASSETS.  "Excluded Assets" means:
                  ---------------

          (i) all cash (except petty cash), cash equivalents, bank deposits and marketable securities;

          (ii) the tradenames "Comcast", "Comcare", "Comcast Sound", "Comcast Sound Communications", "Comcast Financial Products" or any related or similar trade names, trademarks, service marks or logos containing, or referring to or based on such tradenames;

          (iii) all contracts and policies of insurance and all claims and rights thereunder;

          (iv) all notes and accounts receivable of, and other evidence of indebtedness to and rights to receive payment of, the Transferors owing to the Transferors from any of their Affiliates (other than from any such Affiliate in its capacity as a subscriber or similar customer of the Business) not included on the March Balance Sheet;

          (v) all refunds, and rights to receive any refund, of any Tax paid by the Transferors or their Affiliates for periods prior to the Closing Date;

          (vi) all right, title and interest in and to CREH's assets, properties, interests, contracts and claims other than the Irving Property;

          (vii) all minute books and other corporate books and tax returns of the Transferors and their Affiliates;

          (viii) all claims and rights of every kind arising out of or related to the Contracts, or any other contractual or other rights, if the liabilities and obligations arising or accruing thereunder are not to be assumed by Buyer pursuant hereto;

          (ix) all capital stock of the Transferors which are corporations and all partnership interests of the Transferors which are partnerships; and

          (x)     Contracts set forth in Schedule 4.25, Schedule 4.18(a), (g),
(h), (j), (l) and (m) and the Contract and Promissory Note set forth in item 4 of Schedule 4.5(b).

          1.3.    ASSUMED LIABILITIES.  Upon the terms and subject to the
                  -------------------
conditions of this Agreement, upon the Transfer of the Assets to be Transferred at the Closing, Buyer shall assume and agree to pay, perform and discharge only the following liabilities and obligations of the Transferors (the "Assumed Liabilities"):

          (i) liabilities and obligations arising or accruing under the Contracts or with respect to the Assets or the Business of the Transferors (other than (x) liabilities arising out of the failure of the Transferors to obtain consents or approvals of third parties (including Governmental Bodies) to the Transfer of such Contracts or other Assets to Buyer, (y) liabilities and obligations under Contracts that should have been listed on Schedules 4.11, 4.14, 4.19(a) or 4.19(b), but were not listed (except to the extent that Buyer shall knowingly elect to accept performance thereunder by any counterparty thereto, such acceptance to be deemed effective as of the Closing Date) and (z) liabilities and obligations with respect to Excluded Assets) with respect to events occurring or the time period following the Closing Date; and

          (ii) liabilities and obligations of the Transferors (other than CREH) as of the Closing Date reflected on the Closing Date Balance Sheet within the categories in the column entitled "Adjusted as of March 31, 1993" on the March

     Balance Sheet, including those liabilities to be accrued pursuant to
     Section 2.5;

          1.4.    EXCLUDED LIABILITIES.  Any liabilities and obligations, known
                  --------------------
and unknown, liquidated or unliquidated, contingent or fixed, of Comcast or the Transferors which are not among the Assumed Liabilities (collectively, the "Excluded Liabilities"), whether or not disclosed in this Agreement or on any Schedule or Exhibit hereto, shall remain the liabilities and obligations of Comcast or the Transferors, as the case may be, including but not limited to the following liabilities and obligations:

          (i) liabilities and obligations to pay any Taxes which are due or shall become due: (x) as a result of the operations of the Business or the ownership of the Assets through and including the Closing Date (other than those Taxes to be paid by Buyer under Section 1.8 and those Taxes accrued on the Closing Date Balance Sheet in the category referred to as "Accrued Payroll & Taxes" on the March Balance Sheet), (y) by reason of the Transfers made at Closing, including, without limitation, Taxes payable by the Transferors pursuant to Section 1.7 (but without derogating from Buyer's obligations under Section 1.7), or (z) by reason of the consummation of any of the transactions contemplated by Section 7.29;

          (ii) liabilities and obligations arising under Environmental Laws as in effect prior to the Closing Date with respect to events occurring prior to or on the Closing Date;

          (iii) liabilities and obligations relating to employees employed in the Business arising out of events occurring prior to or on the Closing Date, including without limitation severance pay, or arising out of Buyer's not employing any employee of any of the Transferors, except and to the extent accrued on the Closing Date Balance Sheet as provided in Section 2.5;

          (iv) liabilities and obligations arising out of any employee benefit plan within the meaning of Section 3(3) of ERISA except and to the extent accrued on the Closing Date Balance Sheet as provided in Section 2.5;

          (v) liabilities and obligations arising out of the violation prior to or on the Closing Date of any Governmental Rule; and

          (vi) liabilities and obligations under the Contracts set forth in Schedules 4.18(h) and 4.25 and under the

     Contract and Promissory Note set forth in item 4 of Schedule 4.5(b).

          1.5.    [INTENTIONALLY OMITTED].
                   ---------------------

          1.6.    PART SALE/PART CONTRIBUTION; CONVEYANCE AND TRANSFER.  The
                  ----------------------------------------------------
Transferors and the Buyer intend and agree that the Transfer of the Assets shall constitute (i) a sale of Assets held by the Selling Parties to Buyer in exchange for the Cash Consideration, and (ii) the contribution of Assets held by the Contributing Parties to the capital of Buyer in exchange for the issuance to the Contributing Parties of the Partnership Interest. The Transferors and Buyer agree that the Transfer of the Assets will be effected by, and Comcast and the Transferors shall, on the Closing Date, deliver, such bills of sale, deeds, endorsements, assignments and other instruments of transfer, in form reasonably satisfactory to Buyer and its counsel, as Buyer may reasonably request or as may be otherwise reasonably necessary to vest in Buyer all right, title and interest of the Transferors in, to or under all of the Assets, free and clear of all Encumbrances other than Permitted Encumbrances.

          1.7.    SALES, TRANSFER AND RELATED TAXES AND CHARGES.  Except as
                  ---------------------------------------------
provided in Section 7.29 and except for any such Taxes or portion thereof which would not have been payable but for the consummation of any of the transactions contemplated by Section 7.29, which additional Taxes or portions thereof shall be borne entirely by Comcast, the Transferors, on the one hand, and Buyer, on the other hand, shall each be responsible for one-half (1/2) of the aggregate of all sales, use, transfer, recordation, or other similar Taxes, together with notarial fees or other charges, imposed on the Transfer of the Assets. At the Closing (i) whichever party is primarily responsible for such Taxes (or other charges) under applicable law (the "Responsible Party") shall prepare and file the appropriate Tax Returns (or other filings) relating to such Taxes (or other charges) based on the Buyer's schedule of the tentative allocations prepared pursuant to Section 2.2, shall deliver copies of such Tax Returns (or other filings) to the other party, and shall notify in writing the other party (the "Notice Party") of its payment obligations pursuant to this Section 1.7, and
(ii) the Notice Party shall pay or reimburse the Responsible Party for its share of any Taxes (or other charges) due with respect to such Tax Returns (or other filings). In the event the amount of such Taxes (or other charges) increases as a result of an adjustment to the Cash Consideration hereunder, or as a result of a determination of a Governmental Body, then (i) the Responsible Party shall prepare and timely file the appropriate Tax Returns (or other filings) relating to such additional Taxes (or other charges), shall deliver copies of such Tax Returns to the Notice Party and shall notify in writing the Notice Party of its payment obligations pursuant to this Section 1.7, and (ii) the Notice Party shall timely pay or reimburse the Responsible Party for its share of any such additional Taxes (or other charges). Notwithstanding the foregoing, if, under the laws of a particular jurisdiction, the Responsible Party is not able to transfer to the Notice Party the burden of its share of any such Taxes (or other charges), then the Notice Party shall pay a greater share of any such Taxes (or other charges) payable to a jurisdiction that permits (or requires) such Taxes (or other charges) to be borne by the Notice Party or shall take such other actions as may be reasonably requested by the Responsible Party to effectuate the equal division of the costs of any such Taxes (or other charges) in accordance with the first sentence of this Section 1.7. The Transferors, on the one hand, and the Buyer, on the other hand, also agree that each shall share one-half of all refunds of any such Taxes (or other charges). With respect to any such Taxes requiring filing of questionnaires, affidavits or other information or documents in addition to or in lieu of any Tax Return (including without limitation Article 31-B of the New York Tax Law with respect to assignment of leases of real property), the Transferors and Buyer agree to comply in a timely manner with all requirements for such filings prior to and subsequent to the Closing.

          1.8.    PRORATION.  Ad valorem, property and other similar Taxes due
                  ---------
with respect to the Assets for any taxable year (or period) beginning before the Closing Date and ending after the Closing Date shall be pro-rated as of the Closing Date; provided, however, that if and to the extent that such Taxes are
              --------  -------
reflected in the liabilities on the Closing Date Balance Sheet, such Taxes shall be paid by Buyer.

                                  ARTICLE II

                                 CONSIDERATION
                                 -------------

          2.1.    CONSIDERATION.  The aggregate cash consideration for the
                  -------------
Assets purchased from the Selling Parties shall be $26,900,000 (the "Cash Consideration"). The Cash Consideration shall be payable to the Selling Parties as provided in Section 2.4 and shall be adjusted as provided in this Agreement. The Cash Consideration shall be allocated among the Assets as provided in
Section 2.2. The consideration for the Assets contributed by the Contributing Parties shall be the issuance to the Contributing Parties of the Class C-1 Limited Partnership Interest referred to in the Second Amended and Restated Partnership Agreement (the "Partnership Interest", which defined term shall include, where applicable, preferred stock of a corporation issued pursuant to Sections 3.03 or 16.01, or any successor provision, of the Second Amended and Restated Partnership Agreement). The Cash Consideration and the Partnership Interest are hereinafter referred to collectively as the "Consideration". The terms and conditions of the Partnership

Interest and of the notes into which it shall be exchangeable are set forth in the Second Amended and Restated Partnership Agreement. The Buyer and the Transferors hereby agree that the net fair market value of the Assets to be contributed by the Contributing Parties on the Closing Date is $5,000,000.

          2.2.    ALLOCATION OF CASH CONSIDERATION.  The Cash Consideration
                  --------------------------------
(together with the amount of the Assumed Liabilities) shall be allocated by Buyer among the Assets purchased from the Selling Parties consistent with the appraisals and valuations of the Assets prepared by Buyer or an appraiser selected by Buyer (collectively, the "Appraisal"). The amounts set forth in the Appraisal will represent the agreed upon values of the Assets. Buyer shall provide Comcast with a schedule of such tentative allocations based on the Appraisal and consistent with the principles of Section 1060 of the Code at least five days prior to the Closing Date. It is understood that the amounts of such asset values are likely to change between the date the schedule is delivered and the determination of the adjustment to the Cash Consideration as provided in Section 2.3. The schedule of allocations provided by Buyer shall be adjusted accordingly. Buyer shall provide such revised schedule of allocations to Comcast within thirty (30) days after such determination, and such revised schedule shall be final and binding on all the parties, absent manifest error. The revised allocation schedule shall be used by the parties in preparing and filing all relevant Tax Returns, and the parties agree to cooperate with each other in good faith in preparing any such Tax Returns, including IRS Form 8594 and any required exhibits thereto (or other forms required pursuant to Section 1060 of the Code, or other applicable tax laws); provided, however, that in
                                                 --------  -------
determining the adjusted basis of Buyer with respect to any of the Assets, Buyer may increase the amount allocated to any of the Assets to the extent permissible under applicable tax laws for Buyer's additional costs and expenses that are neither actually received nor treated as received by the Transferors pursuant to such tax laws. The costs of obtaining the Appraisal shall be borne by Buyer.

          2.3.    CASH CONSIDERATION ADJUSTMENT.  (a)  The Cash Consideration
                  -----------------------------
will be adjusted as soon as practicable following the Closing in accordance with this Section 2.3.

          (b) As soon as practicable (but in no event later than ninety (90) days after the Closing Date) Buyer shall prepare a consolidated statement of the assets and liabilities of the Transferors for the categories included in the column entitled "Adjusted as of March 31, 1993" on the March Balance Sheet as of the Closing Date (the "Closing Date Balance Sheet") applying the same accounting principles, practices, methods and adjustments, except as set forth in Section 2.5, which were applied in the preparation of the March Balance Sheet; provided,
                                                                       --------
that, any
- ----

Excluded Liabilities shall not be reflected as liabilities on the Closing Date Balance Sheet.

          (c) If the net assets (as reflected on the Closing Date Balance Sheet by subtracting from total assets (which, for purposes of this Section 2.3 and Section 2.4, shall exclude cash (other than petty cash), plant, property and equipment and deferred charges) reflected therein, liabilities reflected therein which are within the categories reflected in the column entitled "Adjusted as of March 31, 1993" on the March Balance Sheet) (the "Net Assets") are less than $2,808,000, the Cash Consideration shall be reduced to the extent of the difference between $2,808,000 and the Net Assets. If the Net Assets are more than $2,808,000, the Cash Consideration shall be increased to the extent of the difference between the Net Assets and $2,808,000.

          (d) As soon as practicable (but not later than ninety (90) days) after the Closing Date, Buyer will deliver to Comcast the Closing Date Balance Sheet and calculation of the adjustments to the Cash Consideration in accordance with Section 2.3(c) (the "Adjustment"). Buyer shall provide Comcast with copies of all work papers, documents, receipts, invoices and other materials and access to Buyer's personnel during regular business hours as may be necessary or reasonably requested by Comcast in its review of the Closing Date Balance Sheet and the Adjustment.

          (e) In the event that Comcast contests any part of the revised Cash Consideration, if any, and the Adjustment, if any, as set forth above, Comcast shall give written notice of its objections thereto (a "Contest Notice") within forty-five (45) days following the delivery of the Closing Date Balance Sheet and the Adjustment. Any such Contest Notice shall specify in reasonable detail the nature of any disagreement asserted and the amount claimed by Comcast. If Comcast does not timely deliver a Contest Notice in accordance with this Section 2.3(e), the Closing Date Balance Sheet and the Adjustment will be final and binding on all the parties, absent manifest error.

          (f) During the period of thirty (30) days following the timely delivery of any Contest Notice, Buyer and Comcast shall attempt to resolve any differences which Buyer and Comcast may have with respect to any matter specified in the Contest Notice (which resolution, if any, shall be final and binding on all the parties, absent manifest error). If, at the end of such thirty (30) day period, Buyer and Comcast shall fail to reach written agreement with respect to all of such matters, then all such matters specified in any Contest Notice with respect to which such written agreement has not been reached (the "Disputed Matters"), shall be submitted to an independent certified public accounting firm selected by Buyer ("Buyer's Accountant") and an independent certified public accounting firm selected by Comcast ("Comcast's Accountant") who shall attempt to resolve the Disputed Matters within the thirty
(30) day period immediately following such submission by either Buyer or Comcast (which resolution, if any, shall be final and binding on all the parties). If Buyer's Accountant and Comcast's Accountant shall fail to reach written agreement with respect to the Disputed Matters within such thirty (30) day period, the Disputed Matters shall be submitted to and arbitrated by a third independent certified public accounting firm (the "Arbitrator") selected by mutual agreement of Buyer's Accountant and Comcast's Accountant. The Arbitrator shall consider only the Disputed Matters. The Arbitrator shall act promptly, and the Arbitrator's decision with respect to all Disputed Matters shall be final and binding upon the parties hereto.

          (g) Buyer shall pay the fees and expenses of Buyer's Accountant, and Comcast shall pay the fees and expenses of Comcast's Accountant. The fees and expenses of the Arbitrator incurred in connection with its review and determination of any Disputed Matters shall be borne one-half (1/2) by Buyer and one-half (1/2) by Comcast.

          2.4.    CALCULATION OF CLOSING PAYMENT AND PAYMENT OF CASH
                  --------------------------------------------------
CONSIDERATION.  (a)  No more than five (5) nor less than two (2) business days
- -------------
prior to the Closing Date, Comcast, in consultation with the senior management of the Transferors, shall prepare an estimated unaudited consolidated statement of the assets and liabilities of the Transferors included on the March Balance Sheet as of the Closing Date (the "Estimated Balance Sheet") applying the same accounting principles, practices, methods and adjustments, except as set forth in Section 2.5, which were applied in the preparation of the March Balance Sheet; provided, that, any Excluded Liabilities shall not be reflected as
       --------  ----
liabilities on the Estimated Balance Sheet.

          (b) At the Closing, Buyer shall pay to Comcast (for the account of the Selling Parties), by wire transfer of immediately available funds to an account to be designated in writing by Comcast at least five (5) business days prior to the Closing Date, an amount (the "Closing Payment") equal to the Cash Consideration as increased or decreased by the amount, if any, of the Estimated Balance Sheet Adjustment. The "Estimated Balance Sheet Adjustment" shall be calculated based on the same principles as the calculation of the Adjustment, except that with regard to the calculation of Net Assets, all balance sheet references shall be to the Estimated Balance Sheet.

          (c) If the Cash Consideration as adjusted pursuant to Section 2.3 exceeds the Closing Payment, then Buyer shall pay to Comcast (for the account of the Selling Parties) the amount of such excess, together with interest thereon from and including the Closing Date to but excluding the date of payment at the prime rate, by wire transfer of immediately available funds within two business days of (i) the last day for Comcast to deliver a Contest Notice, if no such Contest Notice is delivered, or (ii) the date of the Arbitrator's determination with respect to the Disputed Matters, the date on which Buyer's Accountant and Comcast's Accountant mutually resolve the Disputed Matters or the date on which Buyer and Comcast mutually resolve any differences contained in a Contest Notice, as the case may be, if a Contest Notice is delivered by Comcast. Such prime rate shall be the prime rate reported (or, if more than one rate is reported, the mean of those reported) under "Money Rates" in The Wall Street Journal or, if not then
                                       -----------------------
so reported, as reported in another published source agreeable to Buyer and Comcast, on the business day preceding each relevant calculation date, and interest shall be calculated on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be.

          (d) If the Closing Payment shall have exceeded the Cash Consideration as adjusted pursuant to Section 2.3, then Comcast shall pay to Buyer the amount of such excess, together with interest thereon from and including the Closing Date to but excluding the date of payment at the prime rate (determined as provided in Section 2.4(c)), by wire transfer within two business days of (i) the last day for Comcast to deliver a Contest Notice, if no such Contest Notice is delivered, or (ii) the date of the Arbitrator's determination with respect to the Disputed Matters, the date on which Buyer's Accountant and Comcast's Accountant mutually resolve the Disputed Matters or the date on which Buyer and Comcast mutually resolve any differences contained in a Contest Notice, as the case may be, if a Contest Notice is delivered by Comcast.

          2.5.    PREPARATION OF ESTIMATED AND CLOSING DATE BALANCE SHEETS. In
                  --------------------------------------------------------
preparing the Estimated Balance Sheet and the Closing Date Balance Sheet:

          (a) If the Closing occurs on December 31, 1993, accruals shall be made under the category "Accrued Payroll & Taxes" for liabilities of Comcast and/or the Transferors to employees of the Transferors who immediately after the Closing Date shall become employees of Buyer that arise under the plans set forth on Schedule 4.18(l).

          (b) If the Closing occurs prior to December 31, 1993, accruals shall be made under the category "Accrued Payroll & Taxes" for liabilities of Comcast and/or the Transferors to employees of the Transferors who immediately after the Closing Date shall become employees of Buyer that would have arisen under the plans set forth on Schedule 4.18(l) with respect to the 1993 calendar year if the Closing had not taken place until December 31, 1993 and such employees had been employed by a Transferor on such date. The amount of any such accruals shall be calculated on a pro-rated basis for the number of days elapsed in the 1993 calendar year prior to and including the Closing Date; provided, however, that if the terms of an agreement with any such employee set forth in Schedule 4.18(g) would result in the payment of a greater amount to such employee than would otherwise be accrued in accordance with this Section, then the accrual required hereunder shall be such greater amount.

          (c) Accruals shall be made under the category "Accrued Payroll & Taxes" for any amounts Buyer will be required to pay as the employer's portion of any applicable Federal, state and local Taxes, including FICA, FUTA and SUTA, in connection with the payment by Buyer of the amounts accrued pursuant to
Section 2.5(a) and 2.5(b) hereof.

          (d) No assets shall be recorded and no liabilities shall be accrued which arise or have arisen out of the Muzak License Agreements.

          (e) No liabilities other than (i) the liabilities for unpaid portions of purchase price (including without limitation installment obligations) with respect to prior Transfers (to Oland J. Chan and Comcast) of the Peoria Property and (ii) liabilities under the mortgage on the Buffalo Property if the holder of such mortgage elects not to be paid by Comcast or the Transferors on or prior to the Closing Date shall be included in the category entitled "Current Portion of Long Term Debt" and "Other Debt".

                                  ARTICLE III

                                    CLOSING
                                    -------

          3.1.    CLOSING DATE.  The Closing shall be consummated at 10:00 A.M.,
                  ------------
local time, on the last business day of the month during which all the conditions to each party's obligation to Close have been satisfied or waived, at the offices of Rosenman & Colin, 575 Madison Avenue, New York, New York 10022 or at such other place or time as shall be agreed upon by the parties hereto. The time and date on which the Closing is actually held is referred to herein as the "Closing Date".

          3.2.    COMCAST'S AND TRANSFERORS' CLOSING DELIVERIES.  Subject to
                  ---------------------------------------------
fulfillment or waiver of the conditions set forth in Article IX, at the Closing Comcast or the Transferors shall deliver, or caused to be delivered, to Buyer all the following:

          (a) copies of Comcast's and each corporate Transferor's certificate of incorporation certified as of a recent date by the Secretary of State of the jurisdiction in which Comcast and each Transferor which is a corporation is organized;

          (b) certified copies of the resolutions of Comcast's and each Transferor's board of directors and of the Transferor's shareholders (or if a Transferor is a partnership, of such Transferor's managing partner and any consents required of any other partners of such Transferor) in connection with the transactions contemplated hereby;

          (c) certificates of legal existence, good standing and tax good standing of Comcast and each Transferor which is a corporation, issued as of a recent date by the Secretary of State of the jurisdictions in which Comcast and each such Transferor is organized, certificates of good standing and tax good standing of each jurisdiction in which a Transferor (other than CREH) is qualified to transact business and certificates of good standing and tax good standing evidencing that CREH is qualified to transact business in the State of Texas;

          (d) incumbency and specimen signature certificates dated the Closing Date with respect to the officers of Comcast and the Transferors (or a Transferor's managing partner, if such Transferor is a partnership) executing this Agreement and any Transferor Ancillary Agreement;

          (e) the opinion of counsel to Comcast and the Transferors referred to in Section 8.12;

          (f)     Instruments of Assignment duly executed by the Transferors;

          (g) to the extent then deliverable, certificates of title or origin (or like documents) with respect to any vehicles or other equipment included in the Assets for which a certificate of title or origin is required in order to transfer title;

          (h) all consents, waivers or approvals required by Article VIII, including those relating to the Material Agreements, the Material Proprietary Rights and the Governmental Permits, obtained by Comcast or the Transferors in connection with the Transfer of the Assets or the consummation of the transactions contemplated hereby;

          (i)     the certificates contemplated by Sections 8.1 and 8.2;

          (j) each other document then required to be delivered by the Transferors pursuant to Article VII or VIII;

          (k) the Non-Competition Agreement duly executed by Comcast and the Transferors;

          (l)     the Intellectual Property Assignment;

          (m) the Second Amended and Restated Partnership Agreement executed by the Contributing Parties;

          (n)     the affidavit referred to in Section 7.9;

          (o) certified copies of documents evidencing the effectiveness of the transactions contemplated by Section 7.29, including certificates of merger or similar documents certified by the Secretary of State of the applicable jurisdictions and evidence of termination and dissolution of the Partnership and distribution of the Partnership's Assets in accordance with Section 7.29.

          3.3.    BUYER'S CLOSING DELIVERIES.  Subject to fulfillment or waiver
                  --------------------------
of the conditions set forth in Article VIII, at the Closing Buyer shall deliver, or cause to be delivered, to the Transferors all the following:

          (a) copies of Buyer's, MLP Acquisition's and Music Holdings' certificate of limited partnership or incorporation certified as of a recent date by the Secretary of State of Delaware;

          (b) certificates of legal existence, good standing and tax good standing of Buyer, MLP Acquisition and Music Holdings issued as of a recent date by the Secretary of State of Delaware;

          (c) certified resolutions of Music Holdings with respect to the transactions contemplated hereby and incumbency and specimen signature certificates dated the Closing Date with respect to the officers of Music Holdings executing this Agreement and any Buyer Ancillary Agreement;

          (d)     the opinion of counsel to Buyer referred to in Section 9.8;

          (e)     Instruments of Assumption duly executed by Buyer;

          (f)     the certificate contemplated by Section 9.1;

          (g) each other document required to be delivered by Buyer pursuant to Article IX;

          (h)     the Non-Competition Agreement duly executed by Buyer; and

          (i) the Second Amended and Restated Partnership Agreement executed by or on behalf of all parties other than the Contributing Parties.

                                  ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF COMCAST AND THE TRANSFERORS
         -------------------------------------------------------------

          Comcast and the Transferors, jointly and severally, represent and warrant to Buyer as follows:

          4.1.    ORGANIZATION OF THE TRANSFERORS AND COMCAST.  (a)  Each
                  -------------------------------------------
Transferor is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of formation as set forth in
Schedule 4.1. Each Transferor (excluding CREH, except with respect to the Irving Property) is duly qualified to transact business as a foreign corporation or partnership and is in good standing in each jurisdiction in which the Transferors are required to qualify as set forth in Schedule 4.1(a). The Transferors have the corporate or partnership power and authority to own or lease and to operate and use the Assets and to carry on the Business as now conducted.

          (b) Comcast is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

          4.2.    SUBSIDIARIES, INVESTMENTS AND CAPITALIZATION.  (a)  Except for
                  --------------------------------------------
marketable securities set forth on Schedule 4.2, no Transferor (other than CREH), directly or indirectly, owns, of record or beneficially, any outstanding voting securities or other equity interests in any corporation, partnership, joint venture or other entity other than another Transferor.

          (b) All of the capital stock of each Transferor which is a corporation is owned by Comcast or a Transferor. The only partners of the Partnership are Comcast Sound Communications, Inc., an Illinois corporation, and Comcast Sound Communications, Inc., an Indiana corporation. There are not outstanding any warrants, options or rights to purchase or otherwise acquire any shares of capital stock or partnership interests of any Transferor.

          (c) Except as provided in Section 7.29, there is no plan or intention on the part of Comcast or the Contributing Parties to terminate, liquidate or dissolve (whether by liquidation, merger or otherwise) either of the Contributing Parties.

          4.3.    AUTHORITY OF THE TRANSFERORS AND COMCAST; NON-CONTRAVENTION.
                  -----------------------------------------------------------
(a)  The Transferors have the corporate or
partnership power and authority to execute, deliver and perform this Agreement and all the Transferor Ancillary Agreements to which they are a party.

          (b) The execution, delivery and performance hereof and of the Transferor Ancillary Agreements by the Transferors party thereto have been duly authorized and approved by all requisite corporate or partnership action. This Agreement has been duly authorized, executed and delivered by the Transferors and is the legal, valid and binding obligation of the Transferors enforceable (subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles) in accordance with its terms, and each of the Transferor Ancillary Agreements has been duly authorized by the Transferors party thereto, and upon execution and delivery by such Transferors will be a legal, valid and binding obligation of such Transferors enforceable (subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles) in accordance with its terms.

          (c) Except as set forth in Schedule 4.3, neither the execution and delivery hereof or of any of the Transferor Ancillary Agreements nor the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will, with or without notice and/or the lapse of time:

          (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights, or result in the creation or imposition of any Encumbrance upon any of the Assets under, (A) the certificate of incorporation or by-laws or partnership agreement, as applicable, of the Transferors, (B) any Material Agreement or Material Proprietary Right, (C) any material note, mortgage, franchise, authorization or right, to which any of the Transferors is a party or any of the Assets is subject or by which any of the Transferors is bound, or (D) any Governmental Rule to which any of the Transferors is a party or any of the Assets is subject or by which any of the Transferors is bound which would result in a material adverse effect on the Business taken as a whole or the Assets; or

          (ii) require the approval, consent, authorization or act of, or the making by the Transferors of any declaration, filing or registration with,
     (A) any Governmental Body, except for required filings with the Federal Trade Commission and the Department of Justice pursuant to HSR, or (B) any third party, as to (x) any Material Proprietary Rights or (y) any Material Agreement.

          (d) Comcast has the corporate power and authority to execute, deliver and perform this Agreement.

          (e) The execution, delivery and performance hereof by Comcast has been duly authorized and approved by all requisite corporate action. This Agreement has been duly authorized, executed and delivered by Comcast and is the legal, valid and binding obligation of Comcast enforceable (subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles) in accordance with its terms.

          (f) Except as set forth in Schedule 4.3, neither the execution and delivery hereof or the consummation of any of the transactions contemplated hereby nor compliance with or fulfillment of the terms, conditions and provisions hereof will, with or without notice and/or the lapse of time:

          (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, (A) the certificate of incorporation or by-laws of Comcast,
     (B) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Comcast is a party or by which Comcast is bound, or (C) any Governmental Rule to which Comcast is a party or by which Comcast is bound which would result in a material adverse effect on the Business taken as a whole or the Assets; or

          (ii) as to Comcast, require the approval, consent, authorization or act of, or the making by Comcast of any declaration, filing or registration with, (A) any Governmental Body, except for required filings with the Federal Trade Commission and the Department of Justice pursuant to HSR, or
     (B) any third party.

          4.4.    FINANCIAL STATEMENTS.  Schedule 4.4 contains the audited
                  --------------------
consolidated Balance Sheets of the Transferors (other than CREH) as of December 31, 1992, 1991 and 1990 and the related Statements of Operations and Statements of Cash Flows for each of the three years ended December 31, 1992, 1991 and 1990, including the notes thereto, certified by Meek and McLeod, and the unaudited consolidated Balance Sheet of the Transferors (other than CREH) as of the March Balance Sheet Date and the related Statement of Operations for the three month period ended the March Balance Sheet Date, all of which have been delivered to Buyer. Such financial statements present fairly, in all material respects, the financial condition of the Transferors (other than CREH) as of December 31, 1992, 1991 and 1990 and the March Balance Sheet Date, respectively, and the results of such Transferors' operations and cash flows for each of the three years ended December 31, 1992, December 31, 1991 and December 31, 1990 and the three month period ended the March Balance Sheet Date, all in conformity with GAAP on a consistent basis and as applied by such Transferors in the preparation of the column in the March Balance Sheet entitled "Actual as of March 31, 1993", subject, in the case of the March Balance Sheet and the related Statement of Operations, to normal year end adjustments and the absence of footnotes.

          4.5.    ABSENCE OF CHANGES.  (a)  Except as set forth in Schedule
                  ------------------
4.5(a) and except for changes in general economic conditions, since the March Balance Sheet Date there has been no material adverse change in the Assets taken as a whole, the Business or the operations or financial condition of the Transferors (excluding CREH, except with respect to the Irving Property).

          (b) Except as set forth in Schedule 4.5(b), since the March Balance Sheet Date the Transferors (excluding CREH, except with respect to the Irving Property) have conducted the Business only in the ordinary course. Without limiting the generality of the foregoing, since the March Balance Sheet Date, except as set forth in such Schedule, none of the Transferors (excluding CREH, except with respect to the Irving Property) has:

          (i) Sustained any material damage, or any destruction, damage by fire, accident or other casualty of or to any of the Assets, whether or not covered by insurance;

          (ii) Paid, discharged or satisfied any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise) in connection with, relating to or affecting in any way the Assets or the Business, other than the payment, discharge or satisfaction of such claims, liabilities or obligations in the ordinary course of business;

          (iii) Cancelled or compromised any material debts without fair consideration therefor, or waived any material claims or rights of substantial value in connection with, relating to or affecting in any way the Business;

          (iv) Sold, transferred, assigned, leased, abandoned or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible) in an amount in excess of $25,000, except for raw materials, inventory or equipment disposed of in the ordinary course of business;

          (v) Granted any increase (including any increase pursuant to any bonus, pension, profit sharing or other plan or commitment) in the compensation payable or to become payable to any employee of the Transferors whose anticipated 1993 compensation (including bonuses in accordance with the Transferors' past practice and commissions or other contingent compensation) ("Anticipated 1993 Compensation") is at least $50,000 (other than any such increase pursuant to collective bargaining agreements);

          (vi) Entered into any contract, arrangement or lease in an amount in excess of $25,000, except (i) trade or business contracts or arrangements entered into in the ordinary course of business or (ii) any contract or arrangement set forth in any Schedule to this Agreement;

          (vii) Waived or released any material right under or amended or terminated in any material respect any Material Agreement;

          (viii)  Made any change in its accounting methods or practices;

          (ix)    Materially changed any of its significant business policies;

          (x) Terminated or failed to exercise any option to renew any Material Agreement;

          (xi) Made any distribution of assets other than cash to any Transferor Group Member or Affiliate of the Transferors;

          (xii) Incurred any lockouts or strikes or, to the Knowledge of Comcast or the Transferors, any dispute (other than routine individual grievances) or any activity or proceeding by a labor union or representative thereof to organize any employees of the Transferors not already subject to a collective bargaining agreement, material slowdowns, work stoppages or, to the knowledge of Comcast or the Transferors, threats thereof by or with respect to such employees;

          (xiii) Disposed of or permitted to lapse any Material Proprietary Rights, or other than as contemplated by this Agreement disclosed to any Person, except as may be required by law or to governmental agencies, or affiliates or representatives of Transferor, any Proprietary Rights comprising part of the Assets not theretofore a matter of public knowledge; or

          (xiv) Agreed, whether in writing or otherwise, to take any action described in this Section 4.5.

          4.6.    [INTENTIONALLY OMITTED].
                   ---------------------

          4.7.    TAXES.  (a)  Except as set forth in Schedule 4.7(a), and
                  -----
except for personal property Tax Returns and city income or franchise Tax Returns, as to which the aggregate Taxes required to be shown thereon do not exceed $100,000, Comcast or the Transferors, as applicable, have timely filed with the appropriate Governmental Bodies all Tax Returns which are required to be filed, and have duly paid to the appropriate Governmental Bodies all Taxes which are required to be paid, in each case with respect to the Business or the Assets, including, without limitation, all Taxes withheld from employees' wages and all other Taxes due or claimed to be due by any Governmental Body. Such Tax Returns properly reflect the Taxes payable for the periods covered thereby. All such Taxes due for taxable periods ending on or prior to the Closing Date have been, or will be, timely paid by Comcast or the Transferors or (in the case of Taxes not yet due and payable and included in the category entitled "Accrued Payroll & Taxes" reflected on the March Balance Sheet) will be properly accrued and fully provided for in accordance with GAAP as applied by the Transferors in preparation of the March Balance Sheet (subject to the provisions of Section 2.5) as part of the liabilities shown on the Closing Date Balance Sheet. Except as set forth on Schedule 4.7(a), neither Comcast nor any Transferor has waived the statute of limitations on the right of any Governmental Body to assess any additional Taxes or to contest the items reported on any such Tax Returns. Except as set forth in Schedule 4.7(a), since December 31, 1987, no issue has been raised by any Governmental Body in connection with any prior, pending or ongoing examination relating to Taxes with respect to the Business or the Assets, and there are no unresolved issues or deficiencies relating to any such examination.

          (b) The Transferors have provided Buyer with true and (except as noted on Schedule 4.7(b)) complete copies of all Tax Returns (or portions thereof) identified on Schedule 4.7(b) and filed by Comcast or the Transferors with respect to the Transferors, the Business or the Assets.

          (c) Schedule 4.7(c) lists all Tax Returns with respect to the Transferors, the Business or the Assets which were required to be filed on or after January 1, 1989 and which have been audited by any Governmental Bodies, and indicates the status of any unresolved issues or deficiencies relating to any such audits.

          (d) Each Transferor's aggregate adjusted tax basis in the Assets sold or contributed by such Transferor, as the case may be, for U.S. Federal income tax purposes, as of December 31, 1992, is as set forth on Schedule 4.7(d). The allocation of each Contributing Party's aggregate adjusted tax basis (as of December 31, 1992) in the Assets to be contributed by such party among the asset classes used in calculating the taxable income (loss) of such Contributing Party for U.S. Federal income tax purposes is as set forth on Schedule 4.7(d).

          4.8.    CONDITION OF ASSETS; OWNERSHIP OF ASSETS; BUSINESS ACTIVITY.
                  -----------------------------------------------------------
(a) Except as set forth in Schedule 4.8(a) and except for the Excluded Assets, the material tangible Assets are serviceable or in working order and, in either such case, suitable for use in accordance with the past practices of the Transferors. The Transferors have adopted and follow reasonable maintenance policies with respect to material tangible Assets owned or leased by the Transferors. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SPECIFICALLY SET FORTH HEREIN, ALL THE ASSETS SOLD HEREUNDER ARE SOLD TO BUYER WITHOUT IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR INTENDED USE OR OTHERWISE.

          (b) Neither Comcast nor any Affiliate of Comcast other than the Transferors is engaged in the Business or owns or holds any properties or assets that are used in the Business.

          (c) None of the Transferors is or has been engaged in any business or activity other than the Business and other activities authorized by license agreements with Buyer, except that (i) one or more of the Transferors holds stock or other interests in another Transferor and (ii) CREH has business activities other than ownership of the Irving Property.

          4.9.    GOVERNMENTAL PERMITS.  (a)  Each of the Transferors owns,
                  --------------------
holds or possesses all licenses, franchises, permits, privileges, immunities, approvals and other authorizations from a Governmental Body which are necessary to entitle it to own or lease, operate and use the Assets and to carry on and conduct the Business substantially as currently conducted except for such items as to which the failure to so own, hold or possess would not have a material adverse effect on the Assets, the Business or the operations or financial condition of the Transferors ("Governmental Permits").

          (b) Schedule 4.9(b) sets forth a list and brief description of each Governmental Permit held by the Transferors as of the date hereof. Except as set forth in Schedule 4.9(b), (i) the Transferors have fulfilled and performed in all material respects their obligations under each of the Governmental Permits listed on Schedule 4.9(b), and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a material breach or default by the Transferors under any such Governmental Permit or which permits or, after notice or lapse of time or both, would permit revocation or termination of any such Governmental Permit; and (ii) no notice of cancellation, of default or of any dispute concerning any Governmental Permit, or of any event, condition or state of facts described in the preceding clause, has been received by the Transferors.

          (c) Other than Governmental Permits, no Transferor owns or holds any licenses, franchises, permits, privileges, immunities, approvals or other authorizations from any Governmental Body the absence of which would have a material adverse effect on the Business taken as a whole or on the Assets.

          4.10.  REAL PROPERTY.  (a)  The Transferors (other than CREH) own no
                 -------------
real property or any interest in real property except as lessee and own no options to acquire any real property or any interest in real property except as lessee, other than the certain parcels of real property located in Dallas, Texas (the "Dallas Property"), Irving, Texas (the "Irving Property"), Peoria, Illinois (the "Peoria Property") and Buffalo, New York (the "Buffalo Property"; the Dallas Property, Irving Property, Peoria Property and Buffalo Property collectively referred to as the "Properties").

          (b) Comcast Sound Communications, Inc., a New York corporation, Comcast Sound Communications, Inc., a Texas corporation, and CREH, owns legal and beneficial fee title to the Buffalo Property, Dallas Property and Irving Property, respectively, and Comcast Sound Communications, Inc., an Illinois corporation, owns beneficial fee title to the Peoria Property, in each case free and clear of all Encumbrances other than the Encumbrances set forth on Schedule 4.10(b).

          (c) There are no agreements (written or oral) in the nature of space leases, licenses, permits, franchises, concessions or occupancy agreements affecting the Properties.

          (d) There are no special or other assessments for public improvements or otherwise now affecting the Properties and neither Comcast nor the Transferors have any Knowledge of (i) any pending or threatened special assessments affecting the Properties or (ii) any contemplated improvements affecting the Properties that may result in special assessments affecting the Properties.

          (e) The Properties and the current use, occupation and condition thereof do not violate any applicable deed restrictions, easements or other covenants, restrictions or agreements, site plan approvals, zoning or subdivision regulations or urban redevelopment plans applicable to the Properties and, except as set forth in Schedule 4.10(b), no improvements constructed thereon encroach upon any adjacent properties or any public thoroughfare or right of way.

          (f) Neither Comcast nor the Transferors have Knowledge of any plans of any Governmental Body to change the highway or road system in the vicinity of the Properties or to restrict or change access from any such highway or road to the Properties or of any pending or threatened condemnation or eminent domain proceedings relating to or affecting the Properties.

          (g) To the Knowledge of Comcast and the Transferors, there are no outstanding requirements or recommendations by any insurance company that issued a policy with respect to the Properties or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any material repairs or work to be done at the Properties.

          (h) The Transferors have not elected to use an alternative depreciation system as defined in (S)168(g)(7) of the Code.

          (i) No services, material or work have been supplied to the Properties for which payment has not been made in full.

          4.11.   REAL PROPERTY LEASES.  Schedule 4.11 sets forth a list and
                  --------------------
brief description of each lease or similar agreement (showing the parties, expiration date, renewal and purchase options, if any, the uses being made thereof and the location) under which a Transferor (other than CREH) is lessee of, or holds or operates, any real property owned by any Person other than such Transferor. All leases are in full force and effect, free of subtenancies, except as set forth in Schedule 4.11, or other occupancy rights. True and complete copies of the leases and other agreements listed in Schedule 4.11 have been delivered or made available to Buyer.

          4.12.   CONDEMNATION.  As of the date hereof, to the knowledge of
                  ------------
Comcast and the Transferors, (a) neither the whole nor any part of any of the real property listed or described in Schedule 4.11 is subject to any pending suit for condemnation or other taking by any Governmental Body, and (b) no such condemnation or other taking is threatened or contemplated.

          4.13.   PERSONAL PROPERTY; SUFFICIENCY OF ASSETS.  The Transferors
                  ----------------------------------------
have delivered to Buyer a list of all fixed assets (other than the Property) owned by the Transferors (excluding CREH, except with respect to the Irving Property) as of September 30, 1993, setting forth the net book value thereof, which list has been prepared by the Transferors in a manner consistent with the Transferors' ordinary course record keeping and operations. Except as set forth on Schedule 4.13, the Assets (other than the Properties) are free and clear of all Encumbrances other than

Permitted Encumbrances; provided, that, for purposes of this Section 4.13,
                        --------
Permitted Encumbrances shall not include any mechanics', materialmen's and similar liens.

          4.14.   PERSONAL PROPERTY LEASES.  Schedule 4.14 contains a brief
                  ------------------------
description of each lease, license or other agreement (including in each case the annual rental, the expiration date thereof and a brief description of the property covered) under which a Transferor (excluding CREH, except with respect to the Business) is lessee of, or holds or operates for its own use, any machinery, equipment, vehicle or other tangible personal property owned by a Person other than such Transferor, except any such lease, license or other agreement providing for base payments aggregating less than $25,000 over its term (excluding renewal options) or which is terminable without penalty on sixty
(60) days' or less notice. Except as set forth on Schedule 4.14 and excluding Encumbrances on lessors' properties, the interests of the Transferors in such property are free and clear of all Encumbrances other than Permitted Encumbrances. True and complete copies of the leases, licenses and other agreements listed in Schedule 4.14 have been delivered or made available to Buyer.

          4.15.   INTELLECTUAL PROPERTY.  (a)  Schedule 4.15 contains a list of
                  ---------------------
the following Proprietary Rights, in each case as of the date hereof (the "Material Proprietary Rights"):

          (i) For each patent, the patent number and date, a description of the Invention, and the expiration date;

          (ii) For each owned trademark, the name, registration number and date, and goods and/or services in connection with which the trademark is used, and for each licensed trademark (other than ordinary course commercial software) the licensor thereof;

          (iii) For each tradename, the mark, the date first used, and the goods and/or services in connection with which the tradename is used;

          (v) For each copyright, if registered, the registration number and date; and

          (vi) If any registrations or applications for any of the foregoing are in process, a description of the status thereof.

          (b) Except as set forth in Schedule 4.15, the applicable Transferor is either:

          (i) the sole and exclusive owner of all rights obtainable in the Material Proprietary Rights; or

          (ii) possesses adequate rights to use all of such Material Proprietary Rights in connection with the Business as presently conducted.

          (c) No Material Proprietary Right violates or infringes the personal or property rights of any person, firm or corporation and, except as set forth in Schedule 4.15, no claims of any such violation or infringement are pending or, to the Knowledge of Comcast or the Transferors, threatened.

          (d) Except as set forth in Schedule 4.15, there is not now pending or, to the Knowledge of Comcast or the Transferors, threatened any action, suit, claim, assessment or proceeding, to challenge the validity, ownership or use of any of the Material Proprietary Rights, or to revoke, cancel, rescind, modify or refuse to renew in the ordinary course of business any of such Material Proprietary Rights as may have been registered by a Transferor.

          (e) Except as set forth on Schedule 4.15, other than Material Proprietary Rights, there are no Proprietary Rights the absence of which would have a material adverse effect on the Business taken as a whole or on the Assets.

          4.16.   ACCOUNTS RECEIVABLE.  All accounts receivable of the
                  -------------------
Transferors have arisen from bona fide transactions by the Transferors in the ordinary course of the Business.

          4.17.   ENVIRONMENTAL MATTERS.  (a)  Except as set forth in Schedule
                  ---------------------
4.17, the Transferors have obtained and continue to maintain property and permits, licenses, consents and approvals necessary for conducting the Business which are required under Environmental Laws ("Environmental Approvals"), and the Transferors have not operated the Business in violation of any Environmental Law or the terms of any Environmental Approval.

          (b)     Except as set forth in Schedule 4.17:

          (i) The Transferors (excluding CREH, except with respect to the Irving Property) have not used, stored, generated, discharged, emitted, transported, disposed of or treated Hazardous Substances except in a manner which complies with Environmental Laws.

          (ii) To the Knowledge of Comcast or the Transferors, no prior owner, occupant, tenant or user of any Facility has ever used, stored, generated, discharged, emitted, transported, disposed of or treated Hazardous Substances, at, on or from any Facility except in compliance with all Environmental Laws.

          (iii) To the Knowledge of Comcast or the Transferors, there is not, and there has not been, any Environmental Condition or release, or threat of release (as those terms are defined in Section 101 of CERCLA) of Hazardous Substances at, on, or from any Facility.

          (c) Except as set forth in Schedule 4.17, all Environmental Approvals may be Transferred to Buyer.

          (d) Except as set forth in Schedule 4.17, neither Comcast nor the Transferors (excluding CREH, except with respect to the Irving Property) have received written notice of any pending or threatened investigation, claims, enforcement proceedings, cleanup orders, citizen suits or other actions instituted by any private party, employee or Governmental Body arising out of the conduct or the operations of the Business, in connection with any Environmental Laws, or as a result of any Environmental Condition at any Facility.

          4.18.   EMPLOYEES AND RELATED AGREEMENTS; ERISA.  (a)  Except as set
                  ---------------------------------------
forth on Schedule 4.18(a), none of Comcast, any Transferor or any subsidiary or ERISA Affiliate of any Transferor or any subsidiary thereof maintains, sponsors, contributes to or is obligated to contribute to, or during the five (5) years ending on the date hereof, has maintained, sponsored, contributed to or was obligated to contribute to, and none of Comcast, any Transferor or any subsidiary or ERISA Affiliate of any Transferor or any subsidiary thereof have any liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar agreement) or obligation with respect to, any Benefit Plan. Except as set forth in Schedule 4.18(a), no severance pay policy or procedure is maintained by Comcast, any Transferor or any subsidiary thereof which does or could apply to the employees of Comcast, any Transferor or any subsidiary thereof in any form whether written or unwritten and whether or not disclosed to one or more employees. Except as specifically identified and set forth in Schedule 4.18(a), none of Comcast, any Transferor or any subsidiary or ERISA Affiliate of any Transferor or any subsidiary thereof maintains, sponsors, contributes to or is obligated to contribute to, or during the five (5) years ending on the date hereof, has maintained, sponsored, contributed to or was obligated to contribute to any Multiemployer Plan.

          (b) No event has occurred in connection with which Comcast, any Transferor or any subsidiary or ERISA Affiliate of any Transferor or any subsidiary thereof or any "plan administrator" (as defined in Section 3(16) of ERISA) directly or indirectly, is or could be subject to liability, contingent or otherwise, or any lien, whether or not perfected, under the terms of any Benefit Plan or Multiemployer Plan or under ERISA, the Code, including, without limitation, Sections 302(f), 4062, 4063,

4064, 4068, 4069, 4071 or 4201 of ERISA, or Sections 412(n), 4971, 4976 of the
Code, or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which Comcast, any Transferor or any subsidiary or ERISA Affiliate of any Transferor or any subsidiary thereof has agreed to indemnify or is required to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirements of any such statute, rule of law or regulation.

          (c)     [Intentionally Omitted]

          (d) With respect to each Multiemployer Plan identified in Schedule 4.18(a), to the Knowledge of Transferor, (a) the trustees of each such Multiemployer Plan have not instituted proceedings to terminate, reorganize or merge any such Multiemployer Plan; (b) no condition or event exists or has occurred which presents a material risk of the termination, reorganization or merger of any such Multiemployer Plan which could result in the imposition on Comcast, any Transferor or any subsidiary or ERISA Affiliate of any Transferor or any subsidiary thereof of any liability under Title IV of ERISA or otherwise, whether to the PBGC or otherwise, including, without limitation, termination liability, withdrawal liability or partial withdrawal liability; (c) no such Multiemployer Plan has filed an application for financial assistance pursuant to the provisions of Section 4245(f) or 4281(d) of ERISA; (d) no contribution to any such Multiemployer Plan required of any Transferor or any subsidiary of any Transferor pursuant to the terms thereof or of any collective bargaining agreement is nondeductible by reason of any provisions of Section 412 of the Code; and (e) no liability under Section 4201 of ERISA or otherwise under Title IV of ERISA would exist if Comcast, any Transferor or any subsidiary or ERISA Affiliate of any Transferor or any subsidiary thereof withdrew from or cease to be an employer under any Multiemployer Plan.

          (e) All payments and contributions due from any Transferor or any subsidiary of any Transferor under each Benefit Plan and Multiemployer Plan identified in Schedule 4.18(a) have been made.

          (f) The transactions contemplated by this Agreement will not result in any payment or series of payments by Buyer based upon any actions of Comcast or any Transferor to any person of a parachute payment within the meaning of Section 280G of the Code.

          (g) Except as set forth in Schedule 4.18(g), the consummation of the transactions contemplated by this Agreement will not (i) entitle any employee or former employee of any Transferor or any subsidiary of any Transferor (including any such person who becomes an employee of Buyer) to severance pay, or any other payment or (ii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available. True and complete copies of the arrangements referred to in Schedule 4.18(g) have been provided to Buyer.

          (h) Except as set forth in Schedule 4.18(h), none of any Transferor or any subsidiary of any Transferor is a party to any collective bargaining agreements, whether or not expired. With the exception of representation pursuant to such agreements, there are no labor unions or other organizations representing or attempting to represent any employee of any Transferor or any subsidiary of any Transferor. All employee benefit plans (as defined in Section 3(3) of ERISA) which are specifically referred to in any collective bargaining agreement are listed in Schedule 4.18(h) and are specifically identified as such in Schedule 4.18(h).

          (i) No Transferor has violated any provision of any Governmental Rule, or any order, ruling, decree, judgment or arbitration award of any court, arbitrator or any Government Body regarding the terms and conditions of employment of employees, former employees or prospective employees or other labor related matters, including, without limitation, Governmental Rules, orders, rulings, decrees, judgments and awards relating to discrimination (including without limitation discrimination on the basis of age, sex, race or religion), fair labor standards and occupational health and safety, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees or state temporary disability laws, rules or regulations.

          (j) There is no unfair labor practice charge or complaint pending or, to the Knowledge of Transferors, threatened against any Transferor or any subsidiary of any Transferor before the National Labor Relations Board of any State Labor Relations Board. There are no claims of discrimination of any kind pending or, to the Knowledge of Transferors, threatened against any Transferor or any subsidiary of any Transferor before any Governmental Body, except as set forth in Schedule 4.18(j).

          (k) There is no labor strike or, to the Knowledge of Transferor, dispute, material slowdown, material work stoppage or lockout actually pending or, to the Knowledge of Transferor, threatened against any Transferor or any subsidiary of any Transferor.

          (l) Schedule 4.18(l) sets forth (i) a true and complete copy (or, if no such copy exists, a description) of all bonus arrangements with employees of the Transferors other than bonus arrangements set forth on Schedule 4.18(g) (the "Bonus Plans"), and (ii) the names of employees of the Transferors who are eligible or may become eligible to receive bonuses for the

1993 calendar year and, to the extent applicable, the amount received by such employees for the preceding period under the Bonus Plans.

          (m) Schedule 4.18(m) sets forth a true and complete copy of "The Comcast Corporation Supplemental Retirement-Investment Plan" as in effect as of the date hereof.

          4.19.   CONTRACTS.  (a)  Except as set forth on Schedule 4.19(a):
                  ---------

          (i) There are no binding contracts, commitments or agreements for the purchase of any equipment, materials or supplies that (individually or in a series of related transactions by a single Transferor) involve an expenditure by a Transferor in excess of $50,000 over the remaining term of each such contract, commitment or agreement;

          (ii) There are no contracts or other agreements or commitments for the sale of goods or services (other than agreements set forth on Schedule 4.19(b)) that (individually or in a series of related transactions with a single Transferor) involve a payment to a Transferor in excess of $50,000 per annum;

          (iii) There are no written contracts for the employment or compensation of any employee whose Anticipated 1993 Compensation is in excess of $50,000 or which are not terminable on sixty (60) days' or less notice;

          (iv) There are no partnership or joint venture contracts or arrangements or any other agreements involving a sharing of revenues or profits to which a Transferor is a party or by which a Transferor is bound;

          (v) Except as described in Section 4.15 or a Schedule thereto, and except for ordinary course commercial software or personal property leases, there are no licenses to which a Transferor is a party or by which a Transferor is bound relating to the use of personal or property rights of others, there are no licenses granted to others to use the Proprietary Rights, and there are no royalty contracts to which a Transferor is a party or by which a Transferor is bound (individually or in a series of related transactions by a single Transferor) involving annual payments in excess of $50,000;

          (vi) There are no contracts or agreements for the sale of any of the Assets (other than sales in the ordinary course of business) or the grant of any rights to purchase any of the Assets;

          (vii) There are no contracts or agreements with consultants, advisors, salespeople, sales representatives, distributors, lobbyists, dealers or independent contractors to which a Transferor is a party or by which a Transferor is bound other than those which a Transferor enters into with salespeople in the ordinary course of business, the standard form of which (from which there are no material deviations) is set forth in
     Schedule 4.19(a);

          (viii) There are no contracts or agreements to which a Transferor is a party or by which such Transferor is bound, other than contracts or agreements with Buyer, relating to the use of customer lists; and

          (ix) There are no contracts or agreements to which a Transferor is a party or by which such Transferor is bound pursuant to which such Transferor transmits programming on subcarrier frequencies (each such contract and agreement referred to herein as an "SCA Agreement" and the counterparty to each such contract and agreement listed in Schedule 4.19(a) referred to herein as a "SCA Lessor").

          (b) Schedule 4.19(b) sets forth a list of each contract or other agreement between a Transferor and a subscriber of the Business which provides for recurring revenues under a single contract or other agreement of $500 or more per month. Such Schedule sets forth the name of each such subscriber, and, to the extent set forth therein, the recurring monthly dollar amount under such contract or other agreement and the termination date of such contract or other agreement.

          (c) True and complete copies of the contracts, agreements, commitments, leases and other instruments listed in Schedules 4.19(a) and 4.19(b) have been delivered or made available to Buyer, except "Muzak National Account Agreements", and the reverse side of the printed standard form service agreements of the Transferors (the forms of which are included in Schedule 4.19(b)).

          4.20.   [INTENTIONALLY OMITTED].
                   ---------------------

          4.21.   STATUS OF CONTRACTS.  Except as set forth in Schedule 4.21,
                  -------------------
each of the leases, licenses, contracts and other agreements listed in Schedule 4.11, 4.14, 4.15, 4.18 (other than Schedule 4.18(h), 4.19(a) or 4.19(b)
("Material Agreements") constitutes a valid and binding obligation of the Transferor party thereto and is in full force and effect. Except as set forth in Schedule 4.3 and except for Material Agreements which by their terms will expire prior to the Closing Date or otherwise terminate prior to the Closing Date in accordance with the provisions thereof or that constitute Excluded Assets, the Material Agreements may be Transferred to Buyer pursuant to this

Agreement without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. No Transferor is in material default under any of the Material Agreements and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default by a Transferor. To the knowledge of the Transferors, no other party to any of the Material Agreements is in material default thereunder.

          4.22.   NO VIOLATION, LITIGATION OR REGULATORY ACTION. Except as set
                  ---------------------------------------------
forth in Schedule 4.22:

          (a) The Transferors and Comcast are in compliance in all material respects with all Governmental Rules which are applicable to the Assets or the Business;

          (b) There are no lawsuits, claims, suits, audits, proceedings or, to the Knowledge of Comcast or the Transferors, investigations pending or threatened against any of the Transferors or relating to the Business other than ordinary course collection matters which are neither against any of the Transferors nor related to any Material Agreements; and

          (c) There is no action, suit or proceeding pending or, to the Knowledge of Comcast or the Transferors, threatened which questions the legality, propriety or validity of the transactions contemplated hereby.

          4.23.   INSURANCE.  The Transferors or their Affiliates maintain, with
                  ---------
respect to the Business and the Assets, policies of fire and extended coverage and casualty, liability and other forms of insurance, in such amounts and against such risks and losses as are prudent for the operation of the Business and shall take such actions as shall be necessary or appropriate (including without limitation payment of all premiums and giving of all requisite notices required by such policies) to maintain such insurance or comparable insurance in full force and effect through the Closing Date.

          4.24.   [INTENTIONALLY OMITTED].
                   ---------------------

          4.25.   TRANSACTIONS WITH AFFILIATES.  (a)  Schedule 4.25 lists and
                  ----------------------------
describes all written agreements for the provision of services or products by
(x) the Transferors (excluding CREH, except with respect to the Irving Property) to any of the Transferors' Affiliates or (y) any of the Transferors' Affiliates to the Transferors (excluding CREH, except with respect to the Irving Property).

          (b) No oral agreements, including without limitation leases or rights to use or occupancy, between or among any of the Transferors (excluding CREH, except with respect to the Irving Property) and any of the Transferors' Affiliates will survive the Closing.

          4.26.   [INTENTIONALLY OMITTED].
                   ---------------------

          4.27.   PERSONNEL.  Schedule 4.27 sets forth the names and position
                  ---------
titles of each employee of the Transferors (other than CREH) whose Anticipated 1993 Compensation exceeds $50,000 and, as of the date of this Agreement, each such employee's current annual salary and year to date commissions. As of the date of this Agreement, no Transferor (other than CREH) has received notice from any employee listed in Schedule 4.27 of his or her intention to resign or retire from employment.

          4.28.   CUSTOMERS AND SUPPLIERS.  Except as set forth in Schedule
                  -----------------------
4.28, since January 1, 1993 no Transferor has received any written notice of any termination or cancellation of (or of any intent to terminate or cancel) its business relationship with (y) any single customer or any group of affiliated customers who represented one percent (1%) or more of the consolidated revenues of the Business during the twelve month period ended December 31, 1992, or (z) any single supplier or group of affiliated suppliers who provided one percent (1%) or more of the requirements of the Business during the twelve month period ended December 31, 1992.

          4.29.   [INTENTIONALLY OMITTED].
                   ---------------------

          4.30.   SCA AGREEMENTS.  (a)  To the Knowledge of Comcast and each
                  --------------
Transferor, the SCA Lessors are licensed by the Federal Communications Commission ("FCC") to conduct FM broadcast operations in the communities in which they are broadcasting, and are operating their stations in conformity in all material respects with the Communications Act of 1934, as amended (the "Communications Act"), and Title 47 of the Code of Federal Regulations (the "FCC Rules"). To the Knowledge of Comcast and each Transferor, each SCA Lessor is licensed for a term expiring on the date which is not earlier than the expiration date of the applicable SCA Agreement. Neither Comcast nor any Transferor has Knowledge of any reason each such license should not be renewed in the ordinary course.

          (b) Except as described in Schedule 4.30, to the Knowledge of Comcast and each Transferor, none of the SCA Lessors is a subject of any investigation, notice of violation, order or complaint issued by or before any Governmental Body, including the FCC, or of any other proceedings which could threaten or adversely affect the validity or the continued effectiveness of the FM radio station licenses held by the SCA Lessor.

          4.31.   NO FINDER.  None of Comcast, the Transferors or any party
                  ---------
acting on their behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated hereby other than to Veronis, Suhler & Associates Inc., whose fees and expenses, to the extent payable, shall be paid by Comcast.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

          Buyer represents and warrants to the Transferors that:

          5.1.    ORGANIZATION OF BUYER.  (a)  Buyer is a limited partnership
                  ---------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.

          (b) MLP Acquisition, L.P., a Delaware limited partnership ("MLP Acquisition"), is the managing general partner of the Buyer and is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (c) Music Holdings Corp., a Delaware corporation ("Music Holdings"), is the sole general partner of MLP Acquisition and is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          5.2.    AUTHORITY OF BUYER; NON-CONTRAVENTION.  (a)  Buyer has full
                  -------------------------------------
power and authority to execute, deliver and perform this Agreement and all the Buyer Ancillary Agreements.

          (b) The execution, delivery and performance hereof and the Buyer Ancillary Agreements by Buyer have been duly authorized and approved by all requisite partnership action. This Agreement has been duly authorized, executed and delivered by Buyer and is the legal, valid and binding agreement of Buyer enforceable (subject to bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting creditors rights and to general equity principles) in accordance with its terms, and each of the Buyer Ancillary Agreements has been duly authorized by Buyer and upon execution and delivery by Buyer will be a legal, valid and binding obligation of Buyer enforceable (subject to bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting creditors rights and to general equity principles) in accordance with its terms.

          (c) Except as set forth in Schedule 5.2(c), neither the execution and delivery hereof or any of the Buyer Ancillary

Agreements nor the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will, with or without notice and/or the lapse of time:

          (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under (A) the certificate or agreement of limited partnership of Buyer, (B) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Buyer is a party or any of its properties is subject or by which Buyer is bound, or (C) any Governmental Rule to which Buyer is a party or by which it is bound which would result in a material adverse effect on the business of Buyer taken as a whole; or

         (ii) require the approval, consent, authorization or act of, or the making by Buyer of any declaration, filing or registration with, (A) any Governmental Body, except for required filings with the Federal Trade Commission and the Department of Justice pursuant to HSR, or (B) any third party except for the consent of Buyer's senior and subordinated lenders.

          (d) Music Holdings has full power and authority to execute and deliver this Agreement and all Buyer Ancillary Agreements on behalf of MLP Acquisition and MLP Acquisition has full power and authority to execute and deliver this Agreement and all Buyer Ancillary Agreements on behalf of Buyer and Buyer has full power and authority to perform such agreements.

          (e) The execution and delivery hereof by Music Holdings on behalf of MLP Acquisition, and the execution and delivery hereof by MLP Acquisition on behalf of Buyer, has been duly authorized and approved by all requisite corporate action.

          (f) Except as set forth in Schedule 5.2(f), neither the execution and delivery hereof or any of the Buyer Ancillary Agreements nor the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will, with or without notice and/or the lapse of time:

          (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, (A) the certificate or agreement of limited partnership of MLP Acquisition, (B) the certificate of incorporation of by-laws of Music Holdings, (C) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which MLP Acquisition or Music Holdings is a party or any of its properties is subject or by which MLP Acquisition or Music Holdings is bound, (D) any Governmental Rule to which MLP Acquisition or Music Holdings is a party or by which either is bound which would result in a material adverse effect on either MLP Acquisition's or Music Holdings' respective businesses taken as a whole, or (E) any Governmental Rule affecting MLP Acquisition or Music Holdings if the result would be a material adverse effect on MLP Acquisition's or Music Holdings' respective businesses taken as a whole; or

         (ii) require the approval, consent, authorization or act of, or the making by MLP Acquisition or Music Holdings of any declaration, filing or registration with, any Governmental Body, except for required filings with the Federal Trade Commission and the Department of Justice pursuant to HSR, or any third party.

          5.3.    PARTNERSHIP INTEREST.  When issued, the Partnership Interest
                  --------------------
shall be duly authorized, validly issued and non-assessable.

          5.4.    FINANCING.  Set forth on Schedule 5.4 is a true and correct
                  ---------
copy of a financing commitment evidencing Buyer's financial ability to deliver the Cash Consideration at the Closing (the "Commitment Letter").

          5.5.    FINANCIAL STATEMENTS.  Schedule 5.5 contains the audited
                  --------------------
Balance Sheet of Buyer as of December 31, 1992 and the related audited Statement of Operations and Statement of Cash Flows for the period ended December 31, 1992, and the Balance Sheet of Buyer as of September 30, 1993 and the related unaudited Statement of Operations and Statement of Cash Flows for the period ended September 30, 1993. Such financial statements present fairly, in all material respects, the financial condition of Buyer as of December 31, 1992 and September 30, 1993, respectively, and the results of Buyer's operations and cash flows for the period ended December 31, 1992 and September 30, 1993, respectively, all in conformity with GAAP on a consistent basis, subject in the case of the September 30, 1993 Balance Sheet and related Statement of Operations and Statement of Cash Flows to normal year end adjustments and the absence of footnotes.

          5.6.    NO FINDER.  Neither Buyer nor any party acting on its behalf
                  ---------
has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated hereby other than to

Centre Partners whose fees and expenses, to the extent payable, shall be paid by Buyer.

                                   ARTICLE VI

                        ACTION PRIOR TO THE CLOSING DATE
                        --------------------------------

          Between the date of this Agreement and the Closing Date:

          6.1.    INVESTIGATION BY THE PARTIES.  (a)  The Transferors and
                  ----------------------------
Comcast shall afford to the officers, employees and authorized representatives of Buyer (including independent public accountants, lenders (and their attorneys), appraisers, attorneys, underwriters and other agents and representatives) reasonable access, during normal business hours, to the offices, properties, employees, books and business and financial records (including computer files, retrieval programs and similar documentation) of Comcast (to the extent related to the Business and not otherwise available from the Transferors) and the Transferors to the extent Buyer deems desirable and shall furnish to Buyer or its authorized representatives such additional information concerning the Assets and the Business as shall be reasonably requested, including all such information to enable Buyer or such representatives to verify the accuracy of the representations and warranties of Comcast and the Transferors contained herein, to verify that the covenants of Comcast and the Transferors contained herein have been complied with and to determine whether the conditions set forth in Article VIII have been satisfied.

          (b) Comcast has caused an independent environmental consultant chosen by Comcast at its sole discretion ("Comcast's Environmental Consultant") to inspect and audit the Facilities set forth on Schedule 6.1(b), at a cost of $26,100, for the existence of any and all violations of Environmental Laws (a "Phase I Audit") and has delivered to Buyer the reports describing the findings and conclusions of such Phase I Audits. In addition, Comcast has caused Comcast's Environmental Consultant to conduct testing, sampling, analyses or other processes (a "Phase II Audit") at the Buffalo Property and at the Facility leased in Warren, Michigan, and shall, promptly after the conclusion of such Phase II Audits, provide Buyer with the reports describing the findings and conclusions of such Phase II Audits. If any of Buyer's lenders requests the Buyer to cause Phase I or Phase II Audits to be conducted at any of the other Facilities, Buyer shall have the right, subject to the consent of Comcast (which consent shall not be unreasonably withheld), to cause an Environmental Consultant chosen by Buyer in its sole discretion ("Buyer's Environmental Consultant") to conduct such Phase I or Phase II Audits at any such Facilities. Buyer shall, promptly after the conclusion of such Phase I or Phase II Audits, provide Comcast with the reports describing the findings and conclusions of such Phase I or Phase II Audits. Access to conduct such Phase I and Phase II Audits shall be afforded to Buyer and Buyer's Environmental Consultant by the Transferors and Comcast upon receipt of reasonable advance notice and during normal business hours and shall be had or done in such a manner so as not unreasonably to interfere with the normal conduct of business of the Transferors or Comcast. One-half of the cost and expenses of all Phase I and Phase II Audits shall be borne by Buyer and one-half of the cost and expenses of all Phase I and Phase II Audits shall be borne by Comcast.

          (c) If the findings and conclusions of any Phase II Audit are unsatisfactory to either Comcast or Buyer, in either such party's sole discretion, then such unsatisfied party may elect to exclude from the Assets the real property interest held by the Transferor of the Facility to which such unsatisfactory Phase II Audit relates (the "Excluded Facility"). If such election is made by Comcast or Buyer, then (i) such Excluded Facility shall no longer constitute an Asset but shall be included in the Excluded Assets, (ii) the applicable Transferor shall lease, rent free, or sublease for the rent and other occupancy related charges of the tenant under the applicable overlease (excluding extraordinary charges, including, without limitation, improvements and capital expenditures), as applicable, such Excluded Facility to Buyer for such period (terminable by Buyer) up to six months as Buyer may elect, and (iii) if such election is made by Comcast, upon the termination of such lease or sublease, as applicable, Comcast shall pay Buyer's reasonable moving costs and expenses. Comcast and each Transferor agrees that any liabilities and obligations arising under Environmental Laws with respect to such Excluded Facilities, other than liabilities resulting from actions of Buyer while an occupant of such Excluded Facilities, shall for all purposes of this Agreement (including the indemnification by Comcast and the Transferors provided in Article X) be treated as Excluded Liabilities.

          (d) Buyer shall afford to the officers, employees and authorized representatives of Comcast (including independent public accountants and attorneys) reasonable access, during normal business hours, to the offices, properties, employees, books and business and financial records (including computer files, retrieval programs and similar documentation) of Buyer to the extent Comcast deems desirable and shall furnish to Comcast such additional information as shall be reasonably requested, including all such information to enable Comcast or such representatives to verify the accuracy of the representations and warranties of Buyer contained herein, to verify that the covenants of Buyer contained herein have been complied with and to determine whether the conditions set forth in Article IX have been satisfied.

          6.2.    NOTICES.  Each party shall promptly notify the other of any
                  -------
action, suit or proceeding, of which each party has Knowledge, that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated hereby. The Transferors and Comcast shall promptly notify Buyer of any action, audit, lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced against a Transferor or Comcast, of which such party has Knowledge, which would have been listed in Schedule 4.22 if such action, audit, lawsuit, claim, proceeding or investigation had arisen prior to the date hereof.

          6.3.    OTHER ACTION; CONSENTS OF THIRD PARTIES; GOVERNMENTAL
                  -----------------------------------------------------
APPROVALS.  (a)  Each party hereto shall use all reasonable efforts, and the
- ---------
other parties shall cooperate, promptly to cause the fulfillment at the earliest practicable date of all the conditions to such party's obligations to consummate the Transfer of the Assets under this Agreement and the other transactions contemplated hereby (including, in the case of Buyer, fulfillment of the conditions contained in the Commitment Letter). Comcast and the Transferors shall use all reasonable efforts, and Buyer shall cooperate, promptly to (i) obtain all consents, amendments or permits from third parties, including Governmental Bodies, which are required by the terms thereof, hereby or otherwise for due and punctual consummation by Buyer and the Transferors of the transactions contemplated hereby, and (ii) obtain the Transfer of Environmental Approvals to Buyer and to obtain all Environmental Approvals necessary for the consummation of the transaction contemplated hereby.

          (b) Comcast and the Transferors agree to expend such amounts of money, if any, as they shall reasonably determine to be necessary in their discretion in order to take the actions described in Section 6.3(a).

          6.4.    CONDUCT OF THE BUSINESS PRIOR TO THE CLOSING.
                  --------------------------------------------
(a) Comcast and the Transferors shall operate and carry on the Business only in the ordinary course as currently operated. Consistent with the foregoing, unless consented to in writing by Buyer, which consent shall not be unreasonably withheld, Comcast and the Transferors shall comply with the provisions set forth below:

          (i) No Transferor shall enter into any contract, commitment or other agreement (individually or in a series of related transactions by a single Transferor) providing for payments by a Transferor in excess of $20,000 over the term thereof;

          (ii) The Transferors shall not, nor shall any of the Transferors attempt to, sell or agree to sell or Transfer, or encumber, any interest in the Business or the Assets, except in the ordinary course of business;

          (iii) Comcast and the Transferors shall promptly notify Buyer in writing of, and furnish to Buyer any information Buyer may request with respect to, the occurrence of any event or the existence of any state of facts known to Comcast or the Transferors that would result in Comcast's or the Transferors' representations and warranties not being true in all material respects if they were made at any time during the period from the date hereof to the Closing;

          (iv) Comcast and the Transferors shall use all reasonable efforts to maintain and preserve the organization of the Business intact, to retain the employees presently engaged in the Business (other than those employees with respect to whom Buyer from time to time informs Comcast that Buyer does not intend to employ immediately after the Closing Date) so that they will be available to Buyer after the Closing (provided, however, that
                                                   --------  -------
     nothing herein shall change at will relationships or preclude the employer's rights thereunder) and to maintain its relationships in all material respects with customers, suppliers and others so that those relationships will be preserved through the Closing;

          (v) The Transferors shall not grant or agree to grant any general increase in the rates of salaries or comparable compensation (other than pursuant to collective bargaining agreements in effect as of the date hereof) of its employees or agents of the Business whose Anticipated 1993 Compensation in either case is at least $50,000;

          (vi) The Transferors shall maintain the material Assets in serviceable condition or in working order and, in either case, suitable for use in accordance with the past practices of the Transferors;

          (vii) No Transferor shall make any capital expenditures or commitments therefor, additions or capital improvements in connection with the Business in excess of $20,000 (individually or in a series of related transactions) except in connection with Muzak National Account Agreements;

          (viii) The Transferors shall pay all trade and other payables consistent with their terms;

          (ix) The Transferors shall not make any distribution or other Transfer of their respective assets other than cash to any Transferor Group Member or Affiliate of the Transferors;

          (x) The Transferors shall not enter into or amend any lease or similar agreement under which a Transferor shall be lessee of, or hold or operate, any real property owned by any Person; and

          (xi) Comcast will maintain in full force and effect each employee benefit plan (as defined in section 3(3) of ERISA) in which any employees of the Transferors participate and will timely make all required contributions thereto and will administer each such plan in accordance with its terms and all applicable laws.

          (b) Except as expressly contemplated hereby, the Transferors shall not other than in the ordinary course:

          (i) enter into any contract, agreement, undertaking or commitment which, if in effect on the date hereof, would have been required to be set forth in Schedules 4.19(a), 4.19(b); or

          (ii) take any action described in Sections 4.5(b)(i) through (xv) which, if taken between the March Balance Sheet Date and the date of this Agreement, would have been required to be disclosed in Schedule 4.5(b) pursuant to the terms of Section 4.5(b).

          (c) Notwithstanding the foregoing provisions of this Section 6.4, Comcast may charge any or all of the Transferors a management fee or fees in any amount, provided that the obligations to pay such fees shall be Excluded Liabilities, and provided further that any such management fees shall be paid on or prior to the Closing Date.

          6.5.    ANTITRUST COMPLIANCE, ETC.  As promptly as practicable after
                  --------------------------
the date of this Agreement, Buyer and the Transferors (or their ultimate parent entities) shall file with the Federal Trade Commission and the Antitrust Division of the Department of Justice the notifications and other information required to be filed under HSR with respect to the transactions contemplated hereby. The Buyer and the Transferors (or their ultimate parent entities) shall file as promptly as practicable such additional information as may be requested. Buyer, Comcast and the Transferors shall make available to the other such information in their possession as may be necessary for the completion of the notifications and other information to be filed by or on behalf of the other (or their ultimate parent entities). Buyer (or its ultimate parent entity) shall pay the filing fee required under HSR.

          6.6.    SCA LESSORS.  Comcast shall promptly notify Buyer if Comcast
                  -----------
or any Transferor receives written notice (i) that any SCA Lessor operates stations not in conformity with the Communications Act and the FCC Rules, (ii) of the assignment or license or transfer of control of the licenses of any of the SCA Lessors, (iii) of any investigation, notice of violation, order or complaint issued by or before any Governmental Body, including the FCC, with respect to the SCA Lessors, and (iv) of any other proceedings that could materially or adversely affect the validity or the continued effectiveness of the FM radio station licenses held by the SCA Lessors.

          6.7.    EXON-FLORIO.  None of the parties shall make a voluntary
                  -----------
filing under Section 721 of the Defense Production Act of 1950 with respect to the transactions contemplated hereby without the consent of the Transferors, in the case of Buyer, or Buyer, in the case of Transferors or Comcast.

          6.8.    TRANSFERORS' DISCLOSURE.  Comcast and the Transferors may from
                  -----------------------
time to time prior to the Closing, by notice in accordance with this Agreement,
(x) supplement or amend any Schedule to this Agreement to correct any representation and warranty herein contained that was not true when made or (y) otherwise correct any such representation and warranty that is not made by reference to a Schedule hereto (any such supplementation or amendment pursuant to clause (x) or correction pursuant to clause (y) being referred to as a "Disclosure"); provided, that, if any Disclosure is delivered to Buyer within
               --------  ----
seven (7) business days of the then scheduled Closing Date, the Closing Date and, if necessary, the Termination Date shall be extended for a period of seven
(7) business days after the date of such delivery. To the extent that a Disclosure relates to a matter that occurred or existed at or prior to the date of this Agreement, no such Disclosure shall be deemed to correct or to cure any breach of such representation or warranty for purposes of Article VIII or XI, and Buyer shall be entitled to terminate this Agreement pursuant to Section 11.1(c) in which event Comcast shall immediately reimburse Buyer for all of Buyer's Expenses; provided, that for purposes of this Section 6.8, Buyer's
                  --------
Expenses shall not exceed $1,000,000. The Transferors and Buyer agree that, in such event, Buyer's damages will not be readily ascertainable and, therefore, that the reimbursement of Buyer's Expenses pursuant to the preceding sentence shall be liquidated damages (and not a penalty) for the breach by Comcast or the Transferors of such representation and warranty, and that such liquidated damages shall be Buyer's sole remedy with respect to such breach; provided, that
                                                                  --------
Buyer shall retain all of its rights and remedies with respect to any breach or violation by Comcast or any Transferor of their obligations under Section 12.8. To the extent that a Disclosure relates to a matter which occurs after the date of this Agreement, Buyer shall be entitled to terminate this Agreement pursuant to Section 11.1 (c), but Buyer shall not be entitled to exercise any of its rights and remedies hereunder, except its rights and remedies with respect to any breach or violation by Comcast or any Transferor of their obligations under Section 12.8. If the Closing occurs, any such Disclosure will be effective to cure and correct for all purposes any incorrectness or breach of any representation or warranty (whether or not material) which would have existed by reason of Comcast or the Transferors not having made such Disclosure. Notwithstanding the foregoing, Comcast and the Transferors may prior to December 4, 1993, by notice in accordance with this Agreement, supplement or amend Schedules 4.19(a)(i) and
(ii) and 4.19(b) and Schedule 4.3 solely as a result of amending 4.19(a) and 4.19(b), to correct any representation and warranty contained in Sections 4.19(a)(i) and (ii) and 4.19(b) and, if applicable, Section 4.3, respectively, that was not true when made. For purposes of this Section 6.8, such supplements or amendments shall be deemed to relate to a matter that occurred or existed at or prior to the date of this Agreement.

                                  ARTICLE VII

                      ADDITIONAL COVENANTS OF THE PARTIES
                      -----------------------------------

          7.1.    COVENANT NOT TO COMPETE.  At the Closing Buyer, the
                  -----------------------
Transferors and Comcast shall enter into the Non-Competition Agreement in the form attached as Exhibit A.

          7.2.    EXPENSES.  Except as otherwise specifically provided in this
                  --------
Agreement, (a) Buyer, Comcast and the Transferors shall bear their own respective expenses incurred in connection with this Agreement and in connection with all obligations required to be performed by each of them under this Agreement and (b) Comcast's and the Transferors' expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereunder shall not be a liability on the Closing Date Balance Sheet.

          7.3.    PUBLICITY.  Prior to the Closing, none of Buyer, Comcast or
                  ---------
the Transferors shall publicize, advertise, announce or describe to any Governmental Body or other third person the terms of this Agreement, the parties hereto or the transactions contemplated hereby, except as may be required by law or as required or permitted pursuant to this Agreement in order to obtain the consent of any such third person or Governmental Body or to Buyer's partners, lenders and their advisors or to any third party to enable Buyer, Comcast or the Transferors to consummate the transactions contemplated hereunder. No press release or other public announcement of any kind concerning the transactions contemplated by this Agreement shall be made by Buyer, Comcast or the Transferors except as counsel for any party advises is required by law or upon prior written approval (as to form and content) of Buyer, in the case of Comcast or the

Transferors, and Comcast, in the case of Buyer. Notwithstanding the foregoing, Buyer may disclose or publish any information as it may deem reasonably necessary or appropriate (a) in order to comply with the Prior Asset Purchase Agreement, (b) in connection with the refinancing of all or part of its debt,
(c) to its employees as may be required in connection with such employees' duties or the anticipated duties of such employees after the Closing, or (d) in connection with the preparation, filing and consummation of an offering of securities under the Securities Act of 1933 or any exemption thereunder.

          7.4.    [INTENTIONALLY OMITTED].
                   ---------------------

          7.5.    W-2 MATTERS.  Comcast, the Transferors and Buyer agree that,
                  -----------
if the Closing occurs on any date other than December 31, 1993, pursuant to the "Standard Procedure" provided in Section 4 of Revenue Procedure 84-77, 1984-2 Cumulative Bulletin 753, with respect to filing and furnishing IRS Forms W-2, W-3, W-4, W-5 and 941 with respect to employees of the Transferors who become employees of Buyer immediately after the Closing.

          7.6.    POST-CLOSING REMITTANCES.  If, after the Closing Date, (a) the
                  ------------------------
Transferors or Comcast or their Affiliates shall receive any remittance from any account debtor with respect to any accounts or notes receivables included in the Assets, the Transferors or Comcast or their Affiliates, as applicable, shall endorse such remittance to the order of Buyer and forward it to Buyer promptly following receipt thereof, or (b) Buyer or its Affiliates shall receive any remittance from any account debtor not in payment of any accounts or notes receivables included in the Assets, or not otherwise payable to Buyer, then Buyer or its Affiliates shall endorse such remittance to the order of Comcast and forward it to Comcast promptly following receipt thereof.

          7.7.    ACCESS TO RECORDS AFTER CLOSING.  (a)  For a period of three
                  -------------------------------
years after the Closing Date, Comcast shall afford Buyer and its representatives reasonable access to all the books and records relating to the Assets or the Business. Such access shall be afforded by Comcast upon receipt of reasonable advance notice and during normal business hours and shall be had or done in such a manner so as not to unreasonably interfere with the normal conduct of business of Comcast. Buyer shall have the right, at its own expense, to make copies of such records. Buyer shall be responsible for any out of pocket costs and expenses reasonably incurred by Comcast or its Affiliates in retrieving such books and records at Buyer's request. If Comcast shall desire to dispose of any such books and records prior to the expiration of such three year period, Comcast shall, prior to such disposition, give ninety (90) days' written notice to Buyer, and Buyer shall have the right at its option and expense to segregate and remove such books and records as Buyer may elect from those Comcast desires to dispose of within 180 days after the receipt of such notice.

          (b) For a period of three years after the Closing Date, Buyer shall afford Comcast and its representatives reasonable access to all the books and records relating to the Assets or the Business with respect to matters arising on or prior to the Closing Date. Additionally, for a period of six (6) years after the Closing Date, Buyer shall afford Comcast and its representatives reasonable access to all the books and records relating to the Assets which Buyer may retain after the Closing Date for matters directly related to (i) a tax investigation or audit of Comcast or the Transferors or (ii) a Claim against Comcast or the Transferors as described in Article X. Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours and shall be had or done in such a manner so as not to unreasonably interfere with the normal conduct of business of Buyer. Comcast shall have the right, at its own expense, to make copies of such records. Comcast shall be responsible for any out of pocket costs and expenses reasonably incurred by the Buyer or its Affiliates in retrieving such books and records at Comcast's request. If Buyer shall desire to dispose of any of such books and records prior to the expiration of such three-year or six-year period, Buyer shall, prior to such disposition, give ninety (90) days' written notice to Comcast, and Comcast shall have the right at its option and expense to segregate and remove such books and records as Comcast may select from those Buyer desires to dispose of within 180 days after the receipt of such notice.

          7.8.    COOPERATION IN LITIGATION AND TAXES.  Subject to any more
                  -----------------------------------
specific provisions in Article X, each party shall provide the other with such cooperation as may reasonably be requested, at the expense of the requesting party, in connection with (a) the defense of any litigation relating to the Business whether existing on the Closing Date or arising thereafter out of, or relating to, an occurrence or event happening before the Closing Date and (b) Taxes relating to the Business. Without limiting the generality of the foregoing, if Comcast (on behalf of a Transferor) shall require the benefit of any right, claim or cause of action referred to in Section 1.1(xii) in order to defend any Claim pursuant to Section 10.6 or otherwise, Buyer shall Transfer it to Comcast on terms reasonably acceptable to Buyer and Comcast or shall enforce it for Comcast's benefit, in each case to the extent reasonably possible. If Buyer enforces such Claim for the benefit of Comcast, Buyer shall be reimbursed by Comcast for its reasonable out-of-pocket expenses in connection therewith.

          7.9.    FIRPTA.  Comcast and each Transferor hereby represents that it
                  ------
is not a foreign person within the meaning of Section 1445(b)(2) of the Code, and at the Closing each

Transferor shall deliver to Buyer a duly sworn affidavit affirming such representation and setting forth such Transferor's taxpayer identification number and such other information required by Section 1445(b)(2) of the Code and the regulations thereunder.

          7.10.   INTELLECTUAL PROPERTY ASSIGNMENTS.  At the Closing, the
                  ---------------------------------
Transferors agree to execute the assignments to Buyer of the Transferors' Proprietary Rights (the "Intellectual Property Assignment") in form and substance reasonably satisfactory to Buyer and the Transferors, and for a period of three (3) years thereafter Comcast agrees to execute such confirmatory assignments as may be needed to record in the United States Patent, Trademark and Copyright Offices the Transfer to Buyer of the Transferors' rights and licenses in and to the Proprietary Rights.

          7.11.   CONFIDENTIALITY.  Except as permitted or contemplated by this
                  ---------------
Agreement or as required by law, Comcast and the Transferors shall and shall cause each Transferor Group Member to treat and safeguard as confidential and secret all Protected Information and neither Comcast nor any Transferor shall use or disclose, furnish or make accessible to any person any Protected Information, except as required by law or as permitted under this Agreement.
For purposes of this Section 7.11, the term "Protected Information" shall mean trade secrets, confidential or proprietary information, knowledge, or know-how pertaining primarily to the Business or any confidential or proprietary information concerning any customer of the Business, including, without limitation, customer lists, research and development information and materials, inventions, formulas, methods, techniques, processes, plans, procedures, contracts, financial information and computer models. For purposes of this
Section 7.11, confidential information shall not include any information which is at the time of its disclosure by Comcast or a Transferor in the public domain other than as a result of any breach by Comcast or a Transferor of this Section 7.11.

          7.12.   [INTENTIONALLY OMITTED].
                   ---------------------

          7.13.   FURTHER ASSURANCES.  Subject to Section 6.3(b), from time to
                  ------------------
time following the Closing until the third anniversary thereof, the Transferors and Comcast shall execute and deliver, or cause to be executed and delivered, to Buyer such other instruments of Transfer as Buyer may request or as may be otherwise necessary to more effectively Transfer to, and vest in, Buyer and put Buyer in possession of, the Assets.

          7.14.   RIGHT OF ENDORSEMENT; POWER OF ATTORNEY.  After the Closing,
                  ---------------------------------------
Buyer shall have the right and authority to endorse, without recourse, the names of the Transferors on any check or any other evidence of indebtedness received by Buyer on account of any Asset, and the Transferors shall deliver to Buyer at the Closing copies of such documents sufficient to permit Buyer to deposit such checks or other evidences of indebtedness in bank accounts in the name of Buyer. In addition, the Transferors shall constitute and appoint Buyer the true and lawful attorney of the Transferors, with full power of substitution, in the name of the Transferors or in the name of Buyer, for the benefit of Buyer, to collect, assert or enforce any claim, right or title of any kind in or to the Assets, to institute and prosecute all actions, suits and proceedings which Buyer may deem proper in order to collect, assert or enforce any such claim, right or title, to defend and compromise all actions, suits and proceedings in respect of any of the Assets, and to do all such acts and things in relation thereto as Buyer shall deem advisable. The Transferors acknowledge that such powers are coupled with an interest and shall not be revocable by them in any manner or for any reason, including, without limitation, the liquidation or dissolution of the Transferors, and that Buyer shall be entitled to retain for its own account any amounts collected pursuant to such powers, including any amounts payable as interest in respect thereof. Such powers shall be granted by such powers of attorney and other instruments as shall be reasonably requested by Buyer.

          7.15.   BULK SALES.  Buyer, Comcast and the Transferors hereby waive
                  ----------
compliance with the provisions of Article 6 of the Uniform Commercial Code as it is in effect in the states where the Assets are located.

          7.16.   [INTENTIONALLY OMITTED].
                   ---------------------

          7.17.   [INTENTIONALLY OMITTED].
                   ---------------------

          7.18.   AMENDED PARTNERSHIP AGREEMENT.  At the Closing, the
                  -----------------------------
Contributing Parties shall enter into, and Buyer shall cause MLP Acquisition to enter into, on its own behalf and on behalf of the other Partners (as defined in the Second Amended and Restated Partnership Agreement), an amended and restated partnership agreement of Buyer (the "Second Amended and Restated Partnership Agreement") in the form attached as Exhibit B (with such changes thereto as Buyer's lenders may request in connection with the conversion of up to $5,000,000 in loans into Units of Limited Partnership Interest (as defined in the limited partnership agreement of Buyer) provided that such changes do not materially adversely affect the Class C-1 Limited Partners (as defined in the limited partnership agreement of Buyer), pursuant to which the Contributing Parties shall be admitted to Buyer as Class C-1 Limited Partners and shall receive the Partnership Interest.

          7.19.   NON-SOLICITATION.  If the Closing does not occur, neither
                  ----------------
Buyer on the one hand nor Comcast, the Transferors or any of their Affiliates on the other hand shall, for a period of two years after the termination of this Agreement, without the prior written approval of the other party, directly or indirectly solicit, induce or attempt to persuade any Person who is an employee of such party or any of its Affiliates on the date of this Agreement or at any time hereafter prior to the end of such two-year period, to terminate his or her employment with such party or its Affiliates. Without limiting the right of the parties to pursue all other legal and equitable rights available for a violation of this Section 7.19, it is agreed that other remedies cannot fully compensate the non-breaching party for such a violation and that such non-breaching party shall be entitled to injunctive relief to prevent a violation or continuing violation hereof. It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this Section 7.19, any term, restriction, covenant or promise in this Section 7.19 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

          7.20.   [INTENTIONALLY OMITTED].
                   ---------------------

          7.21.   NO CONTEST.  On and after the Closing Date, neither the
                  ----------
Transferors nor Comcast shall directly or indirectly test the validity of any Intellectual Property Right or disclose to any third party any Technical Information which is proprietary in the form of a trade secret, except such disclosure as may be required by Governmental Rule or as may be necessary to comply with any obligations or enforce any rights under Article X.

          7.22.   SUBORDINATION AGREEMENT.  At the Closing, Buyer, Comcast and
                  -----------------------
the Contributing Parties (and, if requested by any of Buyer's lenders, any one or more of the other Transferors) shall execute and deliver to Buyer's lenders party thereto an agreement of subordination (the "Subordination Agreement") in form and substance acceptable to Buyer's lenders, provided that such Subordination Agreement shall expressly permit payment to and the enforcement of remedies of the Contributing Parties in respect of the Partnership Interest or Class C-1 Exchange Notes (as defined in Exhibit B) on or after the eleventh anniversary of the Closing Date.

          7.23.   MUZAK LICENSE AGREEMENTS.  Buyer, as the licensor, hereby
                  ------------------------
consents to the Transfer of the Muzak License Agreements to Buyer pursuant to this Agreement and, effective at the Closing, hereby waives and releases the Transferors from all claims of Buyer thereunder, past and present.

          7.24.   TRADENAMES LICENSE.
                  ------------------

          (a) Comcast hereby grants Buyer a non-exclusive, royalty free license to use the tradenames "Comcast", "Comcare",

"Comcast Sound", "Comcast Sound Communications" and "Comcast Financial Products" (the "Tradenames") in connection with the operation of the Business for a period of one (1) year (provided that such license may, to the extent necessary, exceed one year in connection with the provisions of Section 7.24(d)) commencing on the Closing Date; provided, however, that this license shall expire with respect to
              --------  -------
the use of the Tradenames on buildings, vehicles and inventory (other than as provided below) ninety (90) days after the Closing Date. Notwithstanding the preceding sentence, this license does not grant Buyer the right to use the Tradenames on any invoices, letterhead or other materials mailed or otherwise delivered to subscribers of the Business (whether or not such materials are included in the Assets). The Tradenames shall only be used in the manner and style in which they are currently being employed. No other use of the Tradenames shall be made without the prior written approval of Comcast.

          (b) On or before the expiration of this license, Buyer shall discontinue all use of the Tradenames and shall thereafter only use tradenames or trademarks not confusingly similar to the Tradenames.

          (c) Buyer acknowledges that, subject to the provisions of this license, Comcast holds all right, title and interest in the Tradenames, and agrees that Buyer's use does not create any independent rights in the Tradenames.

          (d) Buyer agrees to cause subscriber installed equipment bearing any of the Tradenames to be replaced with equipment not bearing the Tradenames or to otherwise cause the Tradenames to be removed from such equipment, or concealed, at the time Buyer makes its first service call after the Closing to the subscriber location where such equipment is located.

          (e) Notwithstanding any other portion of this Section 7.24, Buyer agrees that no billing statement to subscribers of the Business after the Closing will contain any use of the Tradenames.

          7.25. TRANSITION. (a) Within ten (10) business days following invoice therefor, Buyer shall pay Comcast the Transition Costs (as hereinafter defined) for the period of time commencing on the day following the Closing Date through March 31, 1993 (the "Transition Period"). Comcast may render an invoice for the Transition Costs at any time following the Transition Period. If payment in full of such invoice is not made within such ten (10) business day period, interest shall be payable thereon for the period of time from the day following the end of such ten (10) business day period until the day paid at the Default Rate (as defined in the Philadelphia Sublease). During the Transition Period, Buyer shall have access to the premises which are the subject of the Philadelphia Sublease and shall have the authority to assign work to Designated Persons (as hereinafter defined) which is reasonably within such Designated Persons job description.
The Designated Persons shall not be employees of Buyer. Comcast shall cooperate with Buyer with respect to such assignment of work.

          (b) The term "Transition Costs" shall mean the sum of (i) one-half of the amount paid during, or payable in respect of, the Transition Period on account of salary continuation to persons designated by Buyer who were employees of the Transferors prior the Closing Date and who are providing services to the Transferors and Buyer following the Closing Date (the "Designated Persons"); plus (ii) one-half of the cost of providing continued health and welfare benefits to Designated Persons during the Transition Period based on "COBRA" costs for such benefits; plus (iii) $3,865.50 per month during the Transition Period; plus (iv) all long distance telephone charges associated with services provided by Designated Persons to Buyer during the Transition Period.

          (c) If the Closing occurs after December 31, 1993, Buyer is hereby granted the option to require Comcast to enter into the Philadelphia Sublease for the period commencing April 1, 1994 and ending on April 30, 1994. To exercise such option, Buyer must provide Comcast written notice of such exercise prior to March 21, 1994. If Buyer exercises such option, Comcast shall obtain and provide Buyer with a copy of any consent required in connection with such sublease prior to April 1, 1994.

          7.26.   EMPLOYEE BENEFITS.  (a) From and after the Closing Date,
                  -----------------
Comcast shall make and/or cause each employee benefit plan (as defined in Section 3(3) of ERISA) to make all payments due to and satisfy all liabilities and obligations (including without limitation the liabilities and obligations arising under the agreements set forth in Schedule 4.18(g)) with respect to each employee of the Transferors who shall immediately after the Closing Date become an employee of Buyer in accordance with the terms of each such plan and all applicable laws, including without limitation Section 601 of ERISA and Section 4980(f) of the Code.

          (b) Within 60 days after the Closing Date, Comcast or the Transferors shall pay to each employee of a Transferor who participates in the plan described in Section 4.18(m) and who shall immediately after the Closing Date become an employee of Buyer, the full account balance of such employee (including earnings thereon through the Closing Date in accordance with the terms of such plan).

          7.27.   PROPERTY LIENS.  If, subsequent to the Closing Date, any
                  --------------
mechanic's or other lien, charge or order for the payment of money shall be filed against the Properties or any portion thereof or against the Buyer or the Buyer's assigns, based upon any act or omission or alleged act or omission on or before the Closing Date of Comcast, the Transferors, their respective agents, servants or employees, or any contractor, subcontractor or materialman connected with the construction of improvements at the Properties, or repairs made to the Properties (whether or not such lien, charge or order shall be valid or enforceable as such), within ten (10) days after notice to Comcast of the filing thereof, Comcast or the Transferors shall take such action, by bonding, deposit, payment or otherwise, as will remove or satisfy such lien of record against the Properties.

          7.28.   DISCHARGE OF CERTAIN ENCUMBRANCES.  (a)  On or prior to the
                  ---------------------------------
Closing Date, Comcast or the Transferors shall cause the mortgage on the Buffalo Property to be paid and discharged of record unless the mortgagee under such mortgage elects not to be paid by Comcast or the Transferors on or prior to such date.

          (b) Comcast and the Transferors shall use their best efforts to cause UCC-3 Termination Statements to be filed in respect of each UCC-1 Financing Statement set forth in Schedule 4.13, and Comcast shall furnish Buyer with evidence of the termination or ability to terminate any Encumbrance perfected or purported to be perfected by the secured party named in such UCC-1s, which evidence shall be satisfactory to Buyer's lenders.

          7.29.   REORGANIZATION.  (a)  At its election, Comcast may cause one
                  --------------
or more of the Transferors (other than a Contributing Party) to be merged into Comcast Sound Communications, Inc., a Delaware corporation ("Comcast Delaware"), or Comcast, no later than five days prior to the Closing Date, with Comcast Delaware or Comcast, as the case may be, being the surviving corporation. If Comcast shall make such election, Comcast shall keep Buyer fully informed with respect to the status of such mergers. To the extent that any such merger shall become effective prior to the Closing Date, all references herein to the merged entity shall be deemed references to Comcast or Comcast Delaware, as the case may be.

          (b) Prior to the Closing Date, Comcast shall cause the Partnership to be terminated and dissolved and the Assets held by the Partnership to be conveyed and distributed as follows:

          (i) all such Assets which are related to the Business conducted in Peoria, Illinois shall be conveyed to Comcast Sound Communications, Inc., an Illinois corporation, and

          (ii) the remaining such Assets shall be conveyed to Comcast Sound Communications, Inc., an Indiana corporation.

Upon termination and dissolution of the Partnership, and distribution of the Assets held by it, as provided herein, Comcast Sound Communications, Inc., an Illinois corporation, shall become a "Contributing Party" in lieu of the Partnership.

          (c) All costs and expenses related to any of the transactions referred to in this Section 7.29 (including without limitation any Taxes) shall be borne by Comcast.

          7.30.   ADDITIONAL ISSUANCES.  In the event Buyer shall issue any
                  --------------------
Units of Partner Interest (as defined in the limited partnership agreement of Buyer) from the date hereof through the Closing Date (including Units issued upon the exercise of any Performance Options (as defined in the limited partnership agreement of Buyer), on the Closing Date, the Class C-1 Participation Amount (as defined in Exhibit B hereto) shall be recalculated by including within the definition of "Closing Day Units" (as defined in Exhibit B hereto) the number of Units so issued.

                                  ARTICLE VIII

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER
                  --------------------------------------------

          The obligations of Buyer to consummate the transactions contemplated hereby shall be subject to the satisfaction, on or prior to the Closing Date of the following conditions (any or all of which may be waived by Buyer):

          8.1.    NO MISREPRESENTATIONS OR BREACH OF COVENANTS.  There shall
                  --------------------------------------------
have been no material breach by the Transferors or Comcast in the performance of any of their covenants and agreements herein required to be performed by the Transferors or Comcast in whole or in part on or prior to the Closing Date which shall not have been remedied or cured prior to the Closing Date; each of the representations and warranties of Comcast and the Transferors contained herein shall in all material respects be true and correct on the Closing Date as though made on the Closing Date (subject to Section 6.8 and except (i) to the extent that they expressly relate to an earlier date or (ii) as expressly contemplated by or for changes permitted by this Agreement); and there shall have been delivered to Buyer certificates to such effect, dated the Closing Date, signed by F. Jerome Purcell and a senior vice president of Comcast.

          8.2.    NO MATERIAL ADVERSE CHANGE.  Between the date of this
                  --------------------------
Agreement and the Closing Date, except for any change in general economic conditions, there shall have been no material adverse change in the Assets taken as a whole, the Business or the operations or financial condition of the Transferors; and there shall have been delivered to Buyer certificates to such effect, dated the Closing Date, signed by F. Jerome Purcell and a senior vice president of Comcast.

          8.3.    AUTHORIZING ACTION.  Comcast and the Transferors shall have
                  ------------------
taken all corporate or partnership action necessary to approve the transactions contemplated hereby.

          8.4.    NO GOVERNMENTAL PROCEEDING OR LITIGATION.  No suit, action,
                  ----------------------------------------
investigation or inquiry or other proceeding by any Governmental Body shall have been instituted and be pending, or Governmental Rule issued, preventing the consummation of the transactions contemplated by this Agreement or which materially and adversely affects this Agreement or the rights of the parties hereunder or which questions the validity or legality of the transactions contemplated hereby.

          8.5.    NO INJUNCTION.  There shall be no effective injunction, writ,
                  -------------
preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided.

          8.6.    NECESSARY GOVERNMENTAL APPROVALS.  Buyer shall have received
                  --------------------------------
all approvals and actions of or by all Governmental Bodies which are necessary to consummate the transactions contemplated hereby (including expiration or termination of the applicable waiting period under HSR).

          8.7.    RELEASE OF ENCUMBRANCES.  Any and all documents necessary to
                  -----------------------
procure the release of any Encumbrance (other than Permitted Encumbrances and the Encumbrance perfected or purported to be perfected by the UCC-1 Financing Statement set forth in the attachment to Item 2 of Schedule 4.22) on the Assets, including any Encumbrances securing a Transferor's obligations for borrowed money, shall have been delivered to Buyer.

          8.8.    CONSENTS.  Comcast and the Transferors shall have delivered,
                  --------
or caused to be delivered, all consents, waivers or approvals relating to the Transfer to Buyer of the Material Agreements (other than "Muzak National Account Agreements"), Material Proprietary Rights and Governmental Permits.

          8.9.    DELIVERIES.  (a)  Comcast and the Transferors shall have
                  ----------
executed and delivered to Buyer (i) Instruments of Assignment, including but not limited to the Bill of Sale and the Assignment, Transferring to Buyer all of the Assets to be Transferred at the Closing in accordance with the applicable provisions of this Agreement, (ii) the Non-Competition Agreement and (iii) all other documents required hereby to be delivered by Comcast and the Transferors on or before the Closing Date and (b) the Contributing Parties shall have executed and delivered to Buyer the Second Amended and Restated Partnership Agreement.

          8.10.   FINANCING.  Buyer shall have received the proceeds of loans on
                  ---------
terms not less favorable to Buyer in any material respect than those contained in the Commitment Letter.

          8.11.   CERTIFICATES.  The Transferors shall have furnished Buyer with
                  ------------
such certificates to evidence compliance with the conditions set forth in this
Article VIII.

          8.12.   OPINION OF COUNSEL.  Buyer shall have been furnished with the
                  ------------------
opinion of Arthur R. Block, Deputy General Counsel of Comcast, substantially in the form of Exhibit C, which opinion shall be addressed to Buyer's lenders (in addition to Buyer) or state that it may be relied on by Buyer's lenders, as may be requested by such lenders.

          8.13.   SUBORDINATION AGREEMENT.  Comcast and the Contributing Parties
                  -----------------------
(and, if requested by any of Buyer's lenders, any one or more of the other Transferors) shall have executed and delivered the Subordination Agreement to Buyer and Buyer's lenders party thereto.

          8.14.   ESTOPPEL CERTIFICATES.  Subject to Section 6.3(b), Comcast and
                  ---------------------
the Transferors shall have delivered, or caused to be delivered, (a) an estoppel certificate for each lease identified on Schedule 4.11, executed by the lessor, identifying the lease and stating that such lease is in full force and effect, that the applicable Transferor is current in all its obligations under such lease and that the lessor is not aware of any default by such Transferor under such lease and providing an agreement from the lessor that it will pay to Buyer any deposit made pursuant to the lease in accordance with the terms and conditions of the lease, and (b) an estoppel certificate executed by the holder of the mortgage identified on Schedule 4.10(b) encumbering the Peoria Property (and if the mortgage on the Buffalo Property has not been prepaid on or prior to the Closing Date, an estoppel certificate executed by the holder of the mortgage on the Buffalo Property), in each case setting forth the outstanding balance of principal and interest due thereunder through the Closing Date and stating that, as of the Closing Date, there are no defaults, or events which with the giving of notice or passage of time or both or neither would constitute a default, under such mortgage.

          8.15.   TITLE INSURANCE.  Buyer shall have obtained title insurance
                  ---------------
policies insuring fee simple title to the Properties in form and substance acceptable to Buyer and issued by a title insurance company acceptable to Buyer at its ordinary rates and without special premiums.

                                 ARTICLE IX

                      CONDITIONS PRECEDENT TO OBLIGATIONS
                        OF COMCAST AND THE TRANSFERORS
                      --------------------------------

          The obligations of Comcast and the Transferors to consummate the transactions contemplated hereby shall, at the option of Comcast, be subject to the satisfaction, on or prior to the Closing Date of the following conditions (any or all of which may be waived by Comcast):

          9.1.    NO MISREPRESENTATION OR BREACH OF COVENANTS.  There shall have
                  -------------------------------------------
been no breach by Buyer in the performance in any material respect of any of its covenants and agreements herein required to be performed by Buyer in whole or in part on or prior to the Closing Date which shall not have been remedied or cured prior to the Closing Date; each of the representations and warranties of Buyer contained herein (other than the representations and warranties contained in Section 5.5) shall in all material respects be true and correct on the Closing Date as though made on the Closing Date (except (i) to the extent that they expressly relate to an earlier date or (ii) as expressly contemplated by or for changes permitted by this Agreement); and there shall have been delivered to Comcast a certificate to such effect, dated the Closing Date signed by the President or any Vice President of Music Holdings.

          9.2.    AUTHORIZING ACTION.  Buyer shall have taken all partnership
                  ------------------
action necessary to approve the transactions contemplated hereby.

          9.3.    NO GOVERNMENTAL PROCEEDING OR LITIGATION.  No suit, action,
                  ----------------------------------------
investigation, inquiry or other proceeding by any Governmental Body shall have been instituted and be pending, or Governmental Rule issued, preventing the consummation of the transactions contemplated by this Agreement or which materially and adversely affects this Agreement or the rights of the parties hereunder or which questions the validity or legality of the transactions contemplated hereby.

          9.4.    NO INJUNCTION.  There shall be no effective injunction, writ,
                  -------------
preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided.

          9.5.    DELIVERIES.  Buyer shall have executed and delivered to the
                  ----------
Transferors the Assumption and such other instruments of assumption as may be reasonably requested by the Transferors and all other documents required hereby to be delivered by Buyer on or before the Closing Date.

          9.6.    NECESSARY GOVERNMENTAL APPROVALS.  The Transferors shall have
                  --------------------------------
received all approvals and actions of or by all Governmental Bodies which are necessary to consummate the transactions contemplated hereby (including expiration or termination of the applicable waiting period under HSR).

          9.7.    CERTIFICATES.  Buyer shall have furnished the Transferors with
                  ------------
certificates evidencing compliance with the conditions set forth in this Article IX.

          9.8.    OPINION OF COUNSEL.  Comcast shall have been furnished with an
                  ------------------
opinion of Rosenman & Colin, substantially in the form attached as Exhibit D.

          9.9.    TERMS OF DEBT FINANCING.  The terms of the financing for the
                  -----------------------
transactions contemplated by this Agreement shall not be in conflict with the rights of the Contributing Parties in respect of the Partnership Interest and the Exchange Notes.

          9.10.   SUBORDINATION AGREEMENT.  Buyer and Buyer's lenders shall have
                  -----------------------
executed and delivered the Subordination Agreement to Comcast and the Transferors party thereto.

                                   ARTICLE X

                                INDEMNIFICATION
                                ---------------

          10.1.   SURVIVAL OF INDEMNIFICATION.  The indemnification provided
                  ---------------------------
for in Sections 10.2 and 10.3 shall terminate one year after the Closing Date (and no claims shall be made by any Indemnitee thereafter) except that the indemnification shall continue as to:

          (a) (i) the representations and warranties contained in Sections 4.1, 4.2(b) and (c) , 4.3, 5.1 and 5.2 and the second sentence of Section
     4.13 without limitation and (ii) the representations and warranties contained in Sections 4.7 and 4.17 for the applicable statute of limitations period;

          (b) each covenant of any party hereto set forth herein or in any Buyer Ancillary Agreement or Transferor Ancillary Agreement (in each case excluding the Second Amended and Restated Partnership Agreement), until the earliest to occur of (A) ninety (90) days after the expiration of the time period during which such covenant or agreement is by its terms performable by the party obligated by such covenant or agreement, (B) the third anniversary of the Closing Date and (C) the expiration of any applicable statute of limitations;

          (c) the failure of Comcast or the Transferors to pay, perform or discharge any of the Excluded Liabilities in accordance with the terms thereof or the failure of Buyer to pay, perform or discharge any of the Assumed Liabilities in accordance with the terms thereof, as the case may be, until the expiration of any applicable statute of limitations; and

          (d) any claim for indemnification as to which an Indemnitee has given notice to an Indemnitor in accordance with this Article X on or prior to the date on which the period for indemnification would otherwise terminate in accordance with this Section 10.1 until the liability of the Indemnitor shall have been determined pursuant to this Article X and the Indemnitor shall have reimbursed all Indemnitees the full amount required to be indemnified pursuant to this Article X.

          10.2.   INDEMNIFICATION BY COMCAST AND THE TRANSFERORS.  Comcast and
                  ----------------------------------------------
the Transferors, jointly and severally, shall indemnify and hold harmless each Buyer Group Member from and against any and all losses, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, deficiencies and reasonable expenses and costs, including reasonable attorneys' fees (and any reasonable expert's fees) and court costs (collectively, "Damages") incurred by such Buyer Group Member arising from:

          (a) any breach, or failure to perform, by Comcast or the Transferors of any of their covenants or other obligations herein or in any Transferor Ancillary Agreement;

          (b) any breach of any representation or warranty of Comcast or the Transferors contained or referred to herein or any schedule, certificate, exhibit or other instrument delivered by or on behalf of Comcast or the Transferors pursuant hereto; or

          (c) any failure of Comcast or the Transferors to pay, perform or discharge any of (i) the Excluded Liabilities in accordance with the terms thereof or (ii) the obligations of Comcast or the Transferors under the contracts or other agreements relating to such Excluded Liabilities, whether or not disclosed in this Agreement or in any Schedule or Exhibit hereto;

provided, that, in calculating Damages, there shall be deducted the net amount
- --------  ----
of any actual insurance recovery in respect thereof (and the Indemnitee shall in good faith use reasonable efforts to obtain such recovery and no right of subrogation shall be permitted to accrue hereunder to any insurer).

          10.3.   INDEMNIFICATION BY BUYER.  Buyer shall indemnify and hold
                  ------------------------
harmless each Transferor Group Member from and against any and all Damages (subject to the proviso with respect to the calculation thereof at the end of Section 10.2) incurred by such Transferor Group Member arising from:

          (a) any breach, or failure to perform, by Buyer of any of its covenants or other obligations herein or in any Buyer Ancillary Agreement;

          (b) any breach of any representation or warranty of Buyer contained or referred to herein or in any schedule, certificate, exhibit or other instrument delivered by or on behalf of Buyer pursuant hereto;

          (c) any failure of Buyer to pay, perform or discharge any of (i) the Assumed Liabilities in accordance with the terms thereof or (ii) the obligations of Buyer under the contracts or other agreements relating to such Assumed Liabilities; or

          (d) any action of Buyer that causes liability under, or associated with, the Warn Act to be assessed or otherwise imputed to Transferor.

          10.4.   LIMITATION ON AMOUNT OF INDEMNIFICATION.  Notwithstanding
                  ---------------------------------------
anything to the contrary set forth in this Article X, (a) other than Damages arising from (i) a breach, or failure to perform, by Comcast or a Transferor of any of their respective covenants pursuant to Sections 1.7, 2.4(d), 7.26, 7.27,
7.28 or 7.29 or the Non-Competition Agreement, (ii) the breach of any representation or warranty of Comcast or a Transferor contained in Sections 4.2(b), 4.2(c), 4.3, 4.7(a), 4.17, 4.18 or 4.25, or (iii) the failure of a
Transferor or Comcast to pay, perform and discharge any of the Excluded Liabilities, no Buyer Group Member shall be entitled to indemnification until the aggregate amount of Damages payable to Buyer Group Members (without giving effect to this limitation) exceeds $162,000; provided, that, if the aggregate
                                             --------  ----
amount of such Damages exceeds $162,000, indemnification shall be made to the full extent of any such Damages, (b) no Buyer Group Member shall be entitled to indemnification to the extent that the amount of such indemnification, together with the amounts of indemnification theretofore and concurrently made to all Buyer Group Members in the aggregate, would exceed $16,200,000; provided, that,
                                                                --------  ----
such limitation shall not apply to a breach by Comcast or any Transferor of its obligations under the Non-Competition Agreement, and (c) no Seller Group Member shall be entitled to any indemnification for a breach of the representation or warranty of Buyer contained in Section 5.5 in excess of $5,000,000 in the aggregate.

          10.5.   NOTICE OF CLAIMS.  Any Buyer Group Member or Transferor Group
                  ----------------
Member ("Indemnitee") seeking indemnification hereunder shall give to the party or parties obligated to provide indemnification to such Indemnitee ("Indemnitor") a notice ("Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based.

          10.6.   THIRD PARTY CLAIMS.  In the event of any third party claim,
                  ------------------
deficiency or demand asserted or any action commenced or notice given of any audit, administrative or other proceeding against an Indemnitee ("Claim") as to which indemnification may be sought from an Indemnitor, the Indemnitee shall promptly deliver a Claim Notice to the Indemnitor; provided, however, that the
                                                   --------  -------
failure by the Indemnitee to give such prompt notice shall not release the Indemnitor of its indemnification obligations hereunder, except to the extent such failure prejudices the Indemnitor. The Indemnitor shall be entitled to participate in and assume the defense of any Claim if the Indemnitor shall agree in writing within 15 days after receipt of such Claim Notice that it is required, pursuant to this Article X, to indemnify the Indemnitee for such Claim (the "Claim Acknowledgement Procedure"), provided, that, Indemnitor's compliance
                                         --------  ----
with the Claim Acknowledgement Procedure shall not preclude the Indemnitor from exercising any right it may otherwise have hereunder or under any Buyer Ancillary Agreement or Transferor Ancillary Agreement against the Indemnitee.
If the Indemnitor assumes the defense of any such Claim, the Indemnitee shall cooperate with the Indemnitor in connection therewith, and the Indemnitee shall be kept informed with respect to, and shall have the right to participate, at its expense, in, the contest, defense, settlement or compromise of any such Claim. If the Indemnitor does not assume the defense of any such Claim or does not comply with the Claim Acknowledgement Procedure, the Indemnitee shall be entitled to conduct the defense of such Claim at Indemnitor's expense. In any case, neither the Indemnitor nor the Indemnitee shall settle or compromise any such Claim without the prior written consent of the other party or parties, as the case may be, which consent shall not be unreasonably withheld or delayed.

          10.7.   RECOVERY OF CERTAIN DAMAGES.  Notwithstanding the other
                  ---------------------------
provisions of this Article X, no Buyer Group Member other than Buyer (and its permitted assigns, including its lenders) shall have the right to recover Damages pursuant to Section 10.2 except in connection with a third party claim made directly against such Buyer Group Member and then only to the extent of its direct out-of-pocket costs and expenses of defense, settlement or judgment (it being intended that no Buyer Group Member, other than Buyer (and its permitted assigns, including its lenders), shall have the right to recover damages in such circumstances based on alleged or actual reduction of value of its interest in Buyer as a result of any claim for indemnification under Section 10.2).

          10.8.   CERTAIN ADJUSTMENTS.  (a)  Any payment required to be made by
                  -------------------
an Indemnitor pursuant to Section 10.2 shall be deemed to be, and shall be treated by the parties for tax purposes as, an adjustment to the Cash Consideration (to the extent it relates to the Assets acquired therefor) or as a capital contribution to Buyer (to the extent it relates to the Assets contributed by the Contributing Parties).

          (b)     Any payment to which Buyer shall be entitled pursuant to this
Article X may at Buyer's option be setoff (x) against any cash or property distributable in respect of the Partnership Interest and/or (y) against the amount of any principal or interest payable on the Exchange Notes at the time when such principal or interest is payable.

          10.9.   EXCLUSIVE REMEDY.  Except as provided in Section 7.19 or for
                  ----------------
the availability of other injunctive relief, if the Closing occurs, this Article X shall be the exclusive remedy for breach or failure of any party referred to in Sections 10.2 or 10.3, and no party shall make any claim hereunder other than pursuant to the terms of this Article X.

          10.10.  MITIGATION.  Buyer agrees that in the event the Transferors
                  ----------
have not obtained the consent of any third party to the Transfer of any Material Agreement or Material Proprietary Right to Buyer at Closing, and Buyer nevertheless waives its closing condition with respect to such missing consent, Buyer shall use all reasonable efforts to mitigate any Damages arising with respect to such missing consent.

                                   ARTICLE XI

                                  TERMINATION
                                  -----------

          11.1.   TERMINATION.  This Agreement may be terminated at any time
                  -----------
prior to the Closing Date only:  (a) by the mutual consent of Buyer and Comcast;
(b) by either Buyer, if any of its conditions to Closing contained in Article VIII, or by Comcast or the Transferors, if any of their conditions to Closing contained in Article IX, respectively, have not been fulfilled or waived on or before January 31, 1994 (the "Termination Date"), (c) by Buyer, if there has been a material misrepresentation or material breach of warranty in the representations and warranties of Comcast or the Transferors or a material breach by Comcast or the Transferors of any of their covenants or agreements contained herein which shall not have been remedied or cured prior to the Closing Date; or
(d) by Comcast or the Transferors, if there has been a material misrepresentation or material breach of warranty in the representations and warranties of Buyer or a material breach by Buyer of any of its covenants or agreements contained herein which shall not have been remedied or cured prior to the Closing Date.

          11.2.   EFFECT OF TERMINATION.  If this Agreement shall be terminated
                  ---------------------
pursuant to Section 11.1 or otherwise pursuant to law, then in addition to the rights under Section 12.8, the parties shall, subject to the provisions of
Section 6.8, have all rights which they may have under law or in equity.

                                  ARTICLE XII

                               GENERAL PROVISIONS
                               ------------------

          12.1.   SUCCESSORS AND ASSIGNS, PARTIES, ETC.  (a)  No assignment of
                  -------------------------------------
this Agreement or of any rights or obligations hereunder may be made by any party (by operation of law or otherwise) without the prior written consent of the others and any attempted assignment without the required consent shall be void; provided, however, that Buyer may assign its rights under this Agreement
      --------  -------
to any of its lenders, it being agreed and acknowledged by the parties that no such assignment shall have the effect of increasing the obligations of Comcast or the Transferors pursuant to this Agreement or giving any assignee any rights or claims against Comcast or the Transferors which would be more favorable than any Buyer Group Member would have had against Comcast or the Transferors had the corresponding assignment not taken place.

          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Nothing herein, expressed or implied, is intended or shall be construed to confer upon any Person, including any employee or dependent thereof, other than the parties and successors and assigns permitted by this Section 12.1 and the other Buyer Group Members and Transferor Group Members as stated herein, any right, remedy or claim under or by reason hereof.

          12.2.   ENTIRE AGREEMENT; AMENDMENTS.  This Agreement and the Exhibits
                  ----------------------------
and Schedules referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto, including the letter of intent (the "Letter of Intent") dated August 19, 1993 between Comcast and Buyer. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

          12.3.   WAIVERS.  Any term or provision hereof may be waived, or the
                  -------
time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes hereof if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision hereof shall not be construed to be a waiver of such provision, nor in any way to affect the validity hereof or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach hereof shall be held to constitute a waiver of any other or subsequent breach.

          12.4.   NOTICES.  All notices or other communications required or
                  -------
permitted hereunder shall be in writing and shall be deemed given or delivered
(i) when delivered personally or by private courier, (ii) when actually delivered by registered or certified United States mail or (iii) when sent by telecopy (provided, that, it is confirmed by a means specified in clause (i) or (ii)), addressed as follows:

     If to Buyer, to:

          Muzak Limited Partnership
          400 North 34th Street
          Suite 200
          Seattle, Washington
          Attention:  John R. Jester
          Telecopier:  (206) 633-6210
          Telephone Confirmation:  (206) 633-3000

     With a copy to:

          Rosenman & Colin
          575 Madison Avenue
          New York, New York  10022
          Attention:  Michael Roth, Esq.
          Telecopier:  (212) 940-8776
          Telephone Confirmation (212) 940-8800

     If to Comcast or the Transferors, to:

          Comcast Corporation
          1234 Market Street
          Philadelphia, Pennsylvania  19107
          Attention:  General Counsel
          Telecopier:  (215) 981-7794
          Telephone Confirmation:  (215) 665-1700
or to such other address as such party may indicate by a notice delivered to the other party hereto.

          12.5.   PARTIAL INVALIDITY.  Wherever possible, each provision hereof
                  ------------------
shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

          12.6.   EXECUTION IN COUNTERPARTS.  This Agreement may be executed in
                  -------------------------
one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of Comcast, the Transferors and Buyer.

          12.7.   GOVERNING LAW.  This Agreement shall be governed by and
                  -------------
construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of New York.

          12.8.   EXCLUSIVITY.  Prior to the Termination Date, neither Comcast
                  -----------
nor any Transferor shall, or shall permit any of their respective directors, officers, partners, employees, representatives, agents or Affiliates to (x) initiate contact with, solicit or encourage any inquiries, proposals or offers by, or (y) participate in any discussions or negotiations with, or disclose any information concerning the Transferors to, any Person other than Buyer in connection with any possible proposal regarding the sale of the Assets or the Business. In the event that Comcast or a Transferor breaches any of its obligations pursuant to this Section 12.8, Comcast and each Transferor, jointly and severally, agrees, in addition to any other remedies that Buyer may have in law or equity, to promptly upon such breach reimburse Buyer for all of Buyer's Expenses.

          12.9.   CONSENT TO JURISDICTION.  For purposes of this Agreement, each
                  -----------------------
of the parties hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York County, New York or the Southern District of the State of New York. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The parties hereto each agree that a final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding.

                                  ARTICLE XIII

                         DEFINITIONS AND INTERPRETATION
                         ------------------------------

          13.1.   DEFINITIONS.  In this Agreement, the following terms have the
                  -----------
meanings specified or referred to in this Section 13.1 and shall be equally applicable to both the singular and plural forms.

          "ADJUSTMENT" has the meaning specified in Section 2.3(e).
           ----------

          "AFFILIATE" means, with respect to any Person, any other Person which
           ---------
directly or indirectly controls, is controlled by or is under common control with such Person.

          "ANTICIPATED 1993 COMPENSATION" has the meaning specified in Section
           -----------------------------
4.5(b)(V).

          "APPRAISAL" has the meaning specified in Section 2.2(a).
           ---------

          "ARBITRATOR" has the meaning specified in Section 2.3(g).
           ----------

          "ASSETS" has the meaning specified in Section 1.1.
           ------

          "ASSIGNMENT" means an assumption in the form attached as Exhibit G.
           ----------

          "ASSUMED LIABILITIES" has the meaning specified in Section 1.3.
           -------------------

          "ASSUMPTION" means an assumption in the form attached as Exhibit E.
           ----------

          "BENEFIT PLAN" means an employee benefit or other plan established or
           ------------
maintained by Comcast, the Transferors or any ERISA Affiliate or to which Comcast, the Transferors or any ERISA Affiliate makes or is obligated to make, or during the five (5) years ending on the date hereof, has made or was obligated to make, contributions and which is covered by Title IV of ERISA or
Section 302 of ERISA or Section 412 of the Code and which is a defined benefit plan within the meaning of Section 3(35) of ERISA and which is not a Multiemployer Plan.

          "BILL OF SALE" means a bill of sale in the form attached as Exhibit F.
           ------------

          "BUFFALO PROPERTY" has the meaning specified in Section 4.10.
           ----------------

          "BUSINESS" has the meaning specified in the first recital hereof.
           --------

          "BUYER" has the meaning specified in the first paragraph hereof.
           -----

          "BUYER ANCILLARY AGREEMENTS" means all agreements, instruments and
           --------------------------
documents being or to be executed and delivered by Buyer hereunder or pursuant hereto. Without limiting the generality of the foregoing, the Exchange Note will, if issued, be a Buyer Ancillary Agreement.

          "BUYER GROUP MEMBER" means Buyer, its partners, its partners' partners
           ------------------
and their Affiliates and their directors, officers, employees, agents, attorneys and consultants and their respective successors and assigns.

          "BUYER'S ACCOUNTANT" has the meaning specified in Section 2.3(g).
           ------------------

          "BUYER'S EXPENSES" means all reasonable out-of-pocket expenses and
           ----------------
fees, actually incurred by or on behalf of Buyer, including out-of-pocket expenses and fees paid or owed to third parties in connection with the transactions contemplated by this Agreement.

          "CASH CONSIDERATION" has the meaning specified in Section 2.1.
           ------------------

          "CASH EQUIVALENT" means a cash equivalent or any security for which a
           ---------------
current fair value can be readily determined by reference to current quotations on an established trading market, as determined reasonably and in good faith by Buyer.

          "CENTRE PARTNERS" means Centre Partners L.P., a Delaware limited
           ---------------
partnership.

          "CERCLA" has the meaning specified in the definition of "Hazardous
           ------
Substances".

          "CLAIM" has the meaning specified in Section 10.6.
           -----

          "CLAIM ACKNOWLEDGEMENT PROCEDURE" has the meaning specified in Section
           -------------------------------
10.6.

          "CLAIM NOTICE" has the meaning specified in Section 10.5.
           ------------

          "CLOSING" means the closing of the Transfer of the Assets from the
           -------
Transferors to Buyer and the payment of the Purchase Price from Buyer to the Selling Parties and the issuance of the Partnership Interest to the Contributing Parties, and "CLOSE" has a comparable meaning.
              -----

          "CLOSING DATE" has the meaning specified in Section 3.1.
           ------------

          "CLOSING DATE BALANCE SHEET" has the meaning specified in Section
           --------------------------
2.3(b).

          "CLOSING PAYMENT" has the meaning specified in Section 2.4(b).
           ---------------

          "CODE" means the Internal Revenue Code of 1986, as amended from time
           ----
to time, and any successor statute thereto and all final or temporary regulations promulgated thereunder and published, generally applicable rulings entitled to precedential effect.

          "COMCAST'S ACCOUNTANT" has the meaning specified in Section 2.3(g).
           --------------------

          "COMMITMENT LETTER" has the meaning specified in Section 5.4.
           -----------------

          "COMMUNICATIONS ACT" has the meaning specified in Section 4.30.
           ------------------

          "CONSIDERATION" has the meaning specified in Section 2.1.
           -------------

          "CONTEST NOTICE" has the meaning specified in Section 2.3(f).
           --------------

          "CONTRACTS" has the meaning specified in Section 1.1(x).
           ---------

          "CONTRIBUTING PARTIES" has the meaning specified in the first
           --------------------
paragraph hereof.

          "COPYRIGHT ACT" means Title 17 of the United States Code Annotated,
           -------------
Sections 101 et seq., currently in effect.

          "DALLAS PROPERTY" has the meaning specified in Section 4.10.
           ---------------

          "DAMAGES" has the meaning specified in Section 10.2.
           -------

          "DISCLOSURE" has the meaning specified in Section 6.8.
           ----------

          "DISPUTED MATTERS" has the meaning specified in Section 2.3(g).
           ----------------

          "ENCUMBRANCE" means any mortgage, pledge, security interest, lien,
           -----------
restriction on use or transfer, covenant, condition, option, easement, right of way, lease, sublease, occupancy of right to occupy, voting agreement, adverse claim or encumbrance or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, and the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or similar law of any jurisdiction.

          "ENVIRONMENT" shall mean soil, surface waters, ground waters, land,
           -----------
stream, sediments, surface or subsurface strata and ambient air.

          "ENVIRONMENTAL APPROVALS" has the meaning specified in Section
           -----------------------
4.17(a).

          "ENVIRONMENTAL CONDITION" shall mean any condition with respect to the
           -----------------------
Environment on any facility which is now or has heretofore been owned or used in connection with the Business ("Facility"), whether or not yet discovered, which could nor does result in any Damages, including any condition resulting from the operation of the Business or the operation of the Business of any subtenant or occupant of any Facility.

          "ENVIRONMENTAL CONSULTANT" has the meaning specified in Section
           ------------------------
6.1(b).

          "ENVIRONMENTAL LAWS" shall mean all Governmental Rules relating to
           ------------------
injury to, or the protection of, real or personal property or human health or the Environment as in effect prior to the Closing Date, including, without limitation, all valid and lawful requirements of courts and other Governmental Bodies pertaining to reporting, licensing, permitting, investigation, remediation and removal of, emissions, discharges, releases or threatened releases of Hazardous Substances (as defined herein), chemical substances, pesticides, petroleum or petroleum products, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the Environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time, and any successor statute thereto and all final or temporary regulations promulgated thereunder and published, generally applicable rulings entitled to precedential effect.

          "ERISA AFFILIATE" means all members of a controlled group of
           ---------------
corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with Comcast, the Transferors or any subsidiaries thereof, as the case may be, are treated as a single employer under any or all of Sections 414(b), (c), (m) or (o) of the Code.

          "ESTIMATED BALANCE SHEET" has the meaning specified in Section 2.4(a).
           -----------------------

          "EXCHANGE NOTES" has the meaning specified in the Second Amended and
           --------------
Restated Partnership Agreement.

          "EXCLUDED ASSETS" has the meaning specified in Section 1.2.
           ---------------

          "EXCLUDED CONTRACT" means any contract or other agreement not
           -----------------
Transferred to the Buyer pursuant hereto by reason of a consent, approval or modification of a third party required to Transfer any such contract or agreement not being obtained.

          "EXCLUDED LIABILITIES" has the meaning specified in Section 1.4.
           --------------------

          "FACILITY" has the meaning specified in the definition of
           --------
"Environmental Condition".

          "FCC" has the meaning specified in Section 4.30.
           ---

          "FCC RULES" has the meaning specified in Section 4.30.
           ---------

          "GAAP" means United States generally accepted accounting principles.
           ----

          "GOVERNMENTAL BODY" means any Federal, state, local or foreign
           -----------------
governmental authority or regulatory body, any subdivision, agency, commission or authority thereof (including, without limitation, environmental protection, planning and zoning), or any quasi-governmental or private body exercising any regulatory authority thereunder and any Person directly or indirectly owned by and subject to the control of any of the foregoing, or any court, arbitrator or other judicial or quasi-judicial tribunal.

          "GOVERNMENTAL PERMITS" has the meaning specified in Section 4.9.
           --------------------

          "GOVERNMENTAL RULE" means any statute, law, treaty, rule, code,
           -----------------
ordinance, regulation, permit, certificate or order of any Governmental Body or any judgment, decree, injunction, writ, order or like action of any Governmental Body.

          "HAZARDOUS SUBSTANCES" shall mean any substance:
           --------------------

          (a) the presence of which requires notification, investigation, or remediation under any Environmental Law as in effect prior to the Closing Date; or

          (b) which prior to the Closing Date is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "pollutant" or "contaminant" under any present or future Environmental Law or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") (42 U.S.C. Section 9601 et seq.), the
                                                                  -- ---
Resource Conservation and Recovery Act ("RCRA") (42 U.S.C. Section 6901 et
                                                                        --
seq.), the Clean Air Act, 42 U.S.C. (S) 7401 et seq. and any Environmental Law
- ---                                          -- ---
applicable to any jurisdiction in which or from which a Transferor conducts or has conducted the Business; or

          (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any Governmental Body under Environmental Laws prior to the Closing Date; or

          (d) without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; or

          (e)     without limitation, which contains polychlorinated byphenyls
(PCBs) or asbestos or urea formaldehyde foam insulation; or

          (f) without limitation, which contains or emits radioactive particles, waves or materials, including radon gas.

          "HSR" means the Hart-Scott-Rodino Antitrust Improvements Act of
           ---
1976 and regulations thereunder.

          "INDEMNITEE" has the meaning specified in Section 10.5(a).
           ----------

          "INDEMNITOR" has the meaning specified in Section 10.5(a).
           ----------

          "INSTRUMENTS OF ASSIGNMENT" means such deeds containing warranties of
           -------------------------
the applicable Transferor substantially similar to those such Transferor received from the Person from whom such Transferor purchased the applicable Property, bills of sale, intellectual property assignments and other appropriate instruments to effect the Transfer of the Assets.

          "INSTRUMENTS OF ASSUMPTION" means such appropriate instruments to
           -------------------------
effect Buyer's assumption of the Assumed Liabili ties.

          "INTELLECTUAL PROPERTY ASSIGNMENT" has the meaning specified in
           --------------------------------
Section 7.10.

          "INTELLECTUAL PROPERTY RIGHTS" has the meaning speci fied in Section
           ----------------------------
1.1(vi).

          "INVENTIONS" has the meaning specified in Section 1.1(vi).
           ----------

          "IRS" means the Internal Revenue Service.
           ---

          "IRVING PROPERTY" has the meaning specified in Section 4.10.
           ---------------

          "KNOWLEDGE" means the knowledge of the relevant entity's responsible
           ---------
employees or agents.

          "LETTER OF INTENT" has the meaning specified in Section 12.2.
           ----------------

          "MARCH BALANCE SHEET" means the consolidated balance sheet of the
           -------------------
Transferors as of March 31, 1993 attached as Exhibit H.

          "MARCH BALANCE SHEET DATE" means March 31, 1993.
           ------------------------

          "MATERIAL AGREEMENTS" has the meaning specified in Section 4.21.
           -------------------

          "MATERIAL PROPRIETARY RIGHTS" has the meaning specified in Section
           ---------------------------
4.15.

          "MLP ACQUISITION" has the meaning specified in Section 5.1(b).
           ---------------

          "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
           ------------------
Section 4001(a)(3) of ERISA.

          "MUSIC HOLDINGS" has the meaning specified in Section 5.1(c).
           --------------

          "MUZAK LICENSE AGREEMENTS" means those certain license agreements
           ------------------------
between Buyer and each of the Transferors party thereto, pursuant to which, among other things, such Transferors license the trademark "Muzak".

          "NET ASSETS" has the meaning specified in Section 2.3(c).
           ----------

          "NON-COMPETITION AGREEMENT" means the Non-Competition Agreement dated
           -------------------------
the Closing Date among Comcast, the Transferors and Buyer in the form attached as Exhibit A.

          "NOTICE PARTY" has the meaning specified in Section 1.7.
           ------------

          "PARTNERSHIP INTEREST" has the meaning specified in Section 2.1.
           --------------------

          "PBGC" means the Pension Benefit Guaranty Corporation or any person
           ----
succeeding to the functions thereof.

          "PEORIA PROPERTY" has the meaning specified in Section 4.10.
           ---------------

          "PERMITTED ENCUMBRANCES" means liens for taxes and other governmental
           ----------------------
charges and assessments which are not yet due and payable, immaterial mechanical, materialmen's and similar liens, and all Encumbrances set forth on
Schedule 4.10(b).

          "PERSON" means any individual, corporation, partnership, joint
           ------
venture, association, joint-stock company, trust, unincorporated organization or Governmental Body.

          "PHASE I AUDIT" has the meaning specified in Section 6.1(b).
           -------------

          "PHASE II AUDIT" has the meaning specified in Section 6.1(b).
           --------------

          "PHILADELPHIA SUBLEASE" shall mean the form of sublease attached
           ---------------------
hereto as Exhibit I.

          "PRIOR ASSET PURCHASE AGREEMENT" means that certain Asset Purchase
           ------------------------------
Agreement, dated as of March 11, 1992 among Muzak Limited Partnership, Field/Muzak, Inc., The Field Corporation and MLP Operating, L.P., as amended.

          "PROPERTIES" has the meaning specified in Section 4.10.
           ----------

          "PROPRIETARY RIGHTS" has the meaning specified in Section 1.1(vi).
           ------------------

          "PROPRIETARY RIGHTS LICENSES" has the meaning specified in Section
           ---------------------------
1.1(vi).

          "PROTECTED INFORMATION" has the meaning specified in Section 7.11.
           ---------------------

          "RCRA" has the meaning specified in the definition of "Hazardous
           ----
Substances".

          "RESPONSIBLE PARTY" has the meaning specified in Section 1.7.
           -----------------

          "SCA AGREEMENT" has the meaning specified in Section 4.19(a)(ix).
           -------------

          "SCA LESSOR" has the meaning specified in Section 4.19(a)(ix).
           ----------

          "SECOND AMENDED AND RESTATED PARTNERSHIP AGREEMENT" has the meaning
           -------------------------------------------------
specified in Section 7.18.

          "SELLING PARTY" has the meaning specified in the first paragraph
           -------------
hereof.

          "SOFTWARE" has the meaning specified in Section 1.1(a)(vi).
           --------

          "SUBORDINATION AGREEMENT" has the meaning specified in Section 8.13.
           -----------------------

          "TAX" means all foreign, and all U.S. Federal, state, and local,
           ---
income, gross receipts, import, ad valorem, VAT, license, stamp, documentary, estimated or interim, employment, payroll, withholding, minimum, franchise, profits, sales, transfer, use, gains, recordation, property, occupancy, excise or other taxes, together with all assessments, interest, penalties, deficiencies, fees, additions to tax and other governmental charges or impositions relating thereto, imposed by any Governmental Body.

          "TAX RETURN" means any return, report, document, statement or form
           ----------
required to be filed (whether on a consolidated, combined, separate or unitary basis) with respect to any Taxes (including any schedules required to be attached thereto), including, without limitation, information returns, claims for refund, amended returns, and declarations of estimated Tax.

          "TECHNICAL INFORMATION" has the meaning specified in Section
           ---------------------
1.1(a)(vi).

          "TERMINATION DATE" has the meaning specified in Section 11.1.
           ----------------

          "TRANSFER" means sell, transfer, assign, convey, lease and/or deliver
           --------
(other tenses of the term have similar meaning) or sale, transfer, assignment, conveyance, lease and/or delivery, as indicated by the context.

          "TRANSFERORS" has the meaning specified in the first paragraph hereof.
           -----------

          "TRANSFEROR ANCILLARY AGREEMENTS" means all agreements, instruments
           -------------------------------
and documents being or to be executed and delivered by Comcast or any Transferor hereunder or pursuant hereto.

          "TRANSFEROR GROUP MEMBER" means the Transferors, Comcast, and their
           -----------------------
Affiliates, officers, employees, agents, attorneys and consultants and their respective successors and assigns.

          "WARN ACT" means the Worker Adjustment and Retraining Notification
           --------
Act.

          13.2.   INTERPRETATION.  As used herein, (a) "include", "includes" and
                  --------------
"including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such word or words of like import, (b) references to any agreement or other document or Governmental Rule are to it as amended and supplemented from time to time (and, in the case of a Governmental Rule, to any successor provision in the absence of an explicit contrary specification set forth in this Agreement), (c) references to "Article", "Section" or another subdivision or to an attachment, "Exhibit" or "Schedule" are to an article, section or subdivision hereof or an attachment, "Exhibit" or "Schedule" hereto, and (d) "hereof ", "herein", "hereunder" and comparable terms refer to the entirety hereof and not to any particular article, section or other subdivision hereof or attachment hereto. Article titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation hereof. The Schedules and Exhibits referred to herein shall be construed with and as an integral part hereof to the same extent as if they were set forth verbatim herein. The specification of any dollar amount in the representations or warranties contained herein or the inclusion of any specific item in any Schedules hereto is not intended to imply that such amounts, or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of the setting of such amounts or the inclusion of any such item in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in a Schedule is or is not material for purposes hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                   COMCAST CORPORATION


                                   By:    [SIGNATURE ILLEGIBLE]
                                      ----------------------------
                                      Title:


                                   COMCAST SOUND COMMUNICATIONS, INC.
                                   (a Delaware corporation)


                                   By:    [SIGNATURE ILLEGIBLE]
                                      ----------------------------
                                      Title:


                                   COMCAST SOUND COMMUNICATIONS, INC.
                                   (a California corporation)


                                   By:    [SIGNATURE ILLEGIBLE]
                                      ----------------------------
                                      Title:


                                   COMCAST SOUND COMMUNICATIONS, INC.
                                   (a Colorado corporation)


                                   By:    [SIGNATURE ILLEGIBLE]
                                      ----------------------------
                                      Title:


                                   COMCAST SOUND COMMUNICATIONS, INC.
                                   (a Connecticut corporation)


                                   By:    [SIGNATURE ILLEGIBLE]
                                      ----------------------------
                                      Title:


                                   COMCAST SOUND COMMUNICATIONS, INC.
                                   (a Florida corporation)


                                   By:    [SIGNATURE ILLEGIBLE]
                                      ----------------------------
                                      Title:

                                   COMCAST SOUND COMMUNICATIONS, INC.
                                   (a Texas corporation)



                                   By:    [SIGNATURE ILLEGIBLE]
                                      ----------------------------
                                      Title:


                                   COMCAST SOUND COMMUNICATIONS, INC.
                                   (a Michigan corporation)


                                   By:    [SIGNATURE ILLEGIBLE]
                                      ----------------------------
                                      Title:


                                   COMCAST SOUND COMMUNICATIONS, INC.
                                   (a New York corporation)


                                   By:    [SIGNATURE ILLEGIBLE]
                                      ----------------------------
                                      Title:


                                   COMCAST SOUND COMMUNICATIONS, INC.
                                   (a Pennsylvania corporation)


                                   By:    [SIGNATURE ILLEGIBLE]
                                      ----------------------------
                                      Title:


                                   COMCAST SOUND COMMUNICATIONS, INC.
                                   (an Illinois corporation)


                                   By:    [SIGNATURE ILLEGIBLE]
                                      ----------------------------
                                      Title:


                                   COMCAST SOUND COMMUNICATIONS, INC.
                                   (an Indiana corporation)


                                   By:    [SIGNATURE ILLEGIBLE]
                                      ----------------------------
                                      Title:

                                   COMCAST SOUND MANAGEMENT, INC.


                                   By:    [SIGNATURE ILLEGIBLE]
                                      ----------------------------
                                      Title:



                                   COMCAST SOUND COMMUNICATIONS
                                   By: Comcast Sound Communications,
                                       Inc. (an Illinois corporation),
                                        general partner


                                       By:  [SIGNATURE ILLEGIBLE]
                                           ------------------------
                                           Title:

                                   By: Comcast Sound Communications,
                                        Inc. (an Indiana corporation),
                                         general partner


                                       By:  [SIGNATURE ILLEGIBLE]
                                           ------------------------
                                           Title:


                                   COMCAST REAL ESTATE HOLDINGS, INC.


                                   By:  [SIGNATURE ILLEGIBLE]
                                      ------------------------
                                      Title


                                   MUZAK LIMITED PARTNERSHIP
                                   By:  MLP ACQUISITION, L.P.
                                        Managing General Partner
                                   By:  MUSIC HOLDINGS CORP.
                                        General Partner

                                  By:  [SIGNATURE ILLEGIBLE]
                                     ------------------------
                                     Title: